UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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QUIDEL CORPORATION
(Name of Registrant as Specified In Its Charter)

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Notice of 2018 Annual Meeting of Stockholders
and Proxy Statement

QUIDEL CORPORATION
12544 High Bluff Drive, Suite 200
San Diego, CA 92130
(858) 552-1100
April 12, 2018
To Our Stockholders:
I am pleased to invite you to attend the Annual Meeting of Stockholders, which will be held on Tuesday, May 15, 2018, at 8:30 a.m., local time, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130. At the Annual Meeting, you will be asked to consider and vote upon: (i) the election of the eight directors designated herein to the Board of Directors; (ii) the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; (iii) advisory approval of the Company’s executive compensation; (iv) the approval of the adoption of our 2018 Equity Incentive Plan; and (v) such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof.
Enclosed are the Notice of the Annual Meeting, the Proxy Statement and accompanying proxy card and a copy of our Annual Report to Stockholders.
It is important that your shares be represented and voted at our Annual Meeting. You may vote your shares via the Internet, by telephone or by completing and returning the enclosed proxy card.
Our Board of Directors, officers and I look forward to seeing you at our Annual Meeting.

Sincerely yours,

Douglas C. Bryant
President and Chief Executive Officer
QUIDEL CORPORATION

QUIDEL CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 15, 2018
To Our Stockholders:
The Annual Meeting of Stockholders of Quidel Corporation will be held on Tuesday, May 15, 2018, at 8:30 a.m., local time, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130, for the following purposes:
1. To elect the eight directors designated herein to serve on the Board of Directors to hold office until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified;
2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018;
3. To obtain advisory approval of the Company’s executive compensation;
4. To approve the adoption of the Company's 2018 Equity Incentive Plan; and
5. To transact such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof.
Only stockholders of record at the close of business on March 21, 2018 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.
The Board of Directors of Quidel Corporation unanimously recommends that the stockholders vote FOR the eight nominees for the Board of Directors named in the accompanying Proxy Statement; FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm; FOR the advisory approval of the Company’s executive compensation; and FOR the adoption of the 2018 Equity Incentive Plan.
All stockholders are cordially invited to attend the Annual Meeting. It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend the Annual Meeting. You may vote your shares via the Internet, by telephone or by completing and returning a proxy card. If you attend the Annual Meeting and wish to do so, you may vote your shares in person even if you have signed and returned your proxy card. Specific voting instructions are set forth in the accompanying Proxy Statement and on the proxy card.

By Order of the Board of Directors,

Douglas C. Bryant
President and Chief Executive Officer
QUIDEL CORPORATION

San Diego, California
April 12, 2018

SUMMARY PROXY INFORMATION
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review this entire Proxy Statement, as well as our Annual Report on Form 10-K for the fiscal year ended 2017.
ANNUAL MEETING

Time and date:	8:30 a.m. (Local Time), May 15, 2018	Record date:	March 21, 2018

Place:	San Diego Marriott Del Mar 11966 El Camino Real San Diego, California 92130	Voting:	Stockholders as of record date are entitled to vote

PROPOSALS AND VOTING RECOMMENDATIONS

Proposal	Board Recommendation	Page Reference
Proposal No. 1 - Election of Eight (8) Directors	FOR All Nominees	3
Proposal No. 2 - Ratification of Ernst and Young LLP as Auditors for 2018	FOR	36
Proposal No. 3 - Advisory (Non-Binding) Vote on Executive Compensation	FOR	37
Proposal No. 4 - Approval of the 2018 Equity Incentive Plan	FOR	38

DIRECTOR NOMINEES	Incumbent director nominees received an average vote of 98.5% of votes cast in 2017
We are seeking your vote FOR all of the director nominees below:

Name	Age	Director Since	Principal Occupation
Thomas D. Brown	70	2004	Retired Senior Vice President and President of the Diagnostics Division of Abbott Laboratories
Douglas C. Bryant	60	2009	President and Chief Executive Officer, Quidel Corporation
Kenneth F. Buechler, Ph.D.	64	2007	Founder and former President and Chief Scientific Officer of Biosite, Inc.
Mary Lake Polan, M.D, Ph.D., M.P.H.	74	1993	Clinical Professor of Obstetrics, Gynecology and Reproductive Sciences, Yale University School of Medicine
Jack W. Schuler	77	2006	Co-founder, Crabtree Partners, LLC, a private investment company
Charles P. Slacik	64	2015	Former Senior Vice President and Chief Financial Officer of Beckman Coulter Inc.
Matthew W. Strobeck, Ph.D.	45	2018	Managing Partner of Birchview Capital and former Partner of Westfield Capital Management.
Kenneth J. Widder, M.D.	65	2014	General Partner, LVP Life Science Ventures

(i)

CORPORATE GOVERNANCE HIGHLIGHTS

BOARD COMPOSITION	BOARD ACCOUNTABILITY
✓ All independent directors, except for CEO director	✓ Annual election of directors
✓ Separate Board Chair and CEO roles	✓ Annual Board and committee evaluations
✓ Independent Board Chair	✓ Regularly-held executive sessions of non- management directors
✓ Independent chairpersons and members of all Board Committees	✓ Robust executive and director equity ownership guidelines
✓ Seasoned Board with diverse experience and industry specific expertise	✓ Independent Board approval of CEO compensation
✓ Balanced Board tenure

STOCKHOLDER INTERESTS	RISK OVERSIGHT
✓ Active stockholder engagement practices	✓ Comprehensive risk oversight by the Board and individual committees as well as employees
✓ Annual Say on Pay vote	✓ Risk management principles implemented in management processes and in employee reporting responsibilities
✓ Stockholders may call special meetings	✓ Robust risk reporting system which provides timely and comprehensive information to the Board
✓ One single voting class
✓ No poison pill
AUDITOR MATTERS
As a matter of good corporate practice, we are seeking your ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2018 fiscal year.
EXECUTIVE COMPENSATION
Consistent with our Board’s recommendation and our stockholders’ prior indicated preference, we propose an advisory vote to approve our executive compensation annually. Accordingly, we are seeking your approval, on an advisory basis, of the compensation of our Named Executive Officers, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.
For a summary of our executive compensation and 2017 performance highlights, please refer to the “Executive Compensation” section of this Proxy Statement on page 15.

(ii)

QUIDEL CORPORATION
Principal Executive Offices
12544 High Bluff Drive, Suite 200
San Diego, California 92130
(858) 552-1100
ANNUAL MEETING OF STOCKHOLDERS
May 15, 2018
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quidel Corporation for use at the 2018 Annual Meeting of Stockholders to be held on Tuesday, May 15, 2018, at 8:30 a.m., local time, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130, and at any and all adjournments and postponements of the Annual Meeting. This Proxy Statement and the accompanying proxy card will first be sent to stockholders on or about April 12, 2018.
We will pay the expenses in connection with this solicitation. Our employees may solicit proxies by mail, in person, by telephone, facsimile or other electronic means and will not receive any additional compensation for such solicitations. In addition, we have engaged InvestorCom, Inc. to aid in the solicitation of proxies to be voted at the Annual Meeting at an estimated cost of $10,000 plus out-of-pocket expenses. We will also pay brokers or other nominees for the expenses of forwarding soliciting material to beneficial owners.
RECORD DATE AND VOTING
The close of business on March 21, 2018 has been fixed as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, 37,281,527 shares of our voting common stock were outstanding. Each share of such common stock is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of common stock on the Record Date and entitled to be voted at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments and postponements thereof. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business.
Where a stockholder has directed how his or her proxy is to be voted, it will be voted according to the stockholder’s directions. If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and this proxy and the related materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder regarding how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If a proposal is routine, a broker or other entity holding shares for a beneficial owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide instructions.
If you do not give voting instructions to your record holder prior to the Annual Meeting, the record holder will be entitled to vote your shares in its discretion only on Proposal 2 (Ratification of Selection of Independent Registered Public Accounting Firm) and will not be able to vote your shares on Proposal 1 (Election of Directors), Proposal 3 (Advisory Approval of the Company’s Executive Compensation) or Proposal 4 (Adoption of the 2018 Equity Incentive Plan), and your shares will be treated as a “broker non-vote” on those proposals. We are not aware of any other matters to be presented at the Annual Meeting except for those described in this Proxy Statement. However, if any other matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named as proxies will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, your shares may be voted by the persons named as proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.
With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, broker non-votes will have no effect on its outcome. If a quorum is present at the Annual Meeting, the eight nominees receiving the greatest number of votes will be elected. For Proposal 2 (Ratification of Selection of Independent Registered Public Accounting Firm), Proposal 3 (Advisory Approval of the Company’s Executive Compensation), and Proposal 4 (Approval Adoption of the 2018 Equity Incentive Plan) the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for approval. With regard to Proposals 2, 3 and 4, abstentions will be counted in the tabulations of the votes cast and will have the same effect as a vote against such proposal, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved and accordingly will have no effect on the outcome of the vote on Proposals 3 and 4. Because Proposal 2 (Ratification of Independent Registered Public Accounting Firm) is a routine matter, no broker non-votes are expected with respect to this proposal. Unless otherwise designated, each signed proxy submitted by a stockholder will be voted:

•	FOR each of the eight nominees named below for election as directors;

•	FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018;

•	FOR the advisory approval of the Company’s executive compensation; and

•	FOR the adoption of the 2018 Equity Incentive Plan.
Shares may be voted via the Internet, by telephone or by completing and returning a proxy card. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by submitting a written notice of revocation to the Secretary of the Company or by timely filing a duly executed proxy bearing a later date. The proxy will not be voted if the stockholder who executed it is present at the Annual Meeting and elects to vote in person the shares represented by the proxy. Attendance at the Annual Meeting will not by itself revoke a proxy.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

PROPOSAL 1
ELECTION OF DIRECTORS
Nominees for Election
Our directors are elected at each annual meeting of stockholders. At the Annual Meeting, eight directors will be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The eight nominees receiving the greatest number of votes at the Annual Meeting will be elected.
Each of the nominees set forth below for election as a director is an incumbent director. Matthew W. Strobeck was recommended by a non-management director and was appointed to the Board effective April 4, 2018. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any director nominee is withheld in a proxy, it is intended that each proxy will be voted FOR each of the nominees. If, before the Annual Meeting, any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies will be voted for such substitute nominees, if any, as may be recommended by our existing Board, unless other directions are given in the proxies.

Name of Nominee	Age	Principal Occupation	Director Since
Thomas D. Brown	70	Retired Senior Vice President and President of the Diagnostics Division of Abbott Laboratories	2004
Douglas C. Bryant	60	President and Chief Executive Officer, Quidel Corporation	2009
Kenneth F. Buechler, Ph.D.	64	Founder and former President and Chief Scientific Officer of Biosite, Inc.	2007
Mary Lake Polan, M.D., Ph.D., M.P.H.	74	Clinical Professor of Obstetrics, Gynecology and Reproductive Sciences, Yale University School of Medicine	1993
Jack W. Schuler	77	Co-founder, Crabtree Partners, LLC, a private investment company	2006
Charles P. Slacik	64	Former Senior Vice President and Chief Financial Officer of Beckman Coulter Inc.	2015
Matthew W. Strobeck, Ph.D.	45	Managing Partner of Birchview Capital	2018
Kenneth J. Widder, M.D.	65	General Partner, LVP Life Science Ventures	2014
Vote Required and Board Recommendation
The nominees for election as directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Our Board of Directors recommends that the stockholders vote FOR the eight nominees named above for election to the Board of Directors.
Biographical Information
THOMAS D. BROWN was appointed to our Board of Directors in December 2004. Prior to his retirement in 2002, Mr. Brown had a 28-year career in the healthcare industry where he held various sales, marketing and executive positions within Abbott Laboratories, a broad-based healthcare company. From 1998 to 2002, Mr. Brown was Senior Vice President and President of the Diagnostics Division. From 1993 to 1998, Mr. Brown was Corporate Vice President Worldwide Commercial Operations. From 1992 to 1993, Mr. Brown was Divisional Vice President Worldwide Commercial Operations. From 1987 to 1992, Mr. Brown was Divisional Vice President and General Manager, Western Hemisphere Commercial Operations. Mr. Brown served on the Board of Directors of Cepheid, a molecular diagnostics company, until its acquisition in November of 2016. Mr. Brown currently serves on the Board of Directors of Stericycle, Inc., a medical waste management and healthcare compliance services company and Accelerate Diagnostics, Inc., a medical diagnostics company. Mr. Brown holds a B.A. degree from the State University of New York at Buffalo.

DOUGLAS C. BRYANT was appointed to our Board of Directors in February 2009 and became our President and Chief Executive Officer in March 2009. Prior to joining us, Mr. Bryant served as Executive Vice President and Chief Operating Officer at Luminex Corporation, managing its Bioscience Group, Luminex Molecular Diagnostics (Toronto), manufacturing, R&D, technical operations and commercial operations. From 1983 to 2007, Mr. Bryant held various worldwide commercial operations positions with Abbott Laboratories including, among others: Vice President of Abbott Vascular for Asia/Japan, Vice President of Abbott Molecular Global Commercial Operations and Vice President of Abbott Diagnostics Global Commercial Operations. Earlier in his career with Abbott, Mr. Bryant was Vice President of Diagnostic Operations in Europe, the Middle East and Africa and Vice President of Diagnostic Operations in Asia Pacific. Mr. Bryant has over 30 years of industry experience in sales and marketing, product development, manufacturing and service and support in both the diagnostics and life sciences markets. Mr. Bryant holds a B.A. in Economics from the University of California at Davis.
KENNETH F. BUECHLER, Ph.D. was appointed to our Board of Directors in November 2007. Dr. Buechler was President, Chief Scientific Officer and co-founder of Biosite Inc. From 1988 to 1994, Dr. Buechler was Biosite’s Director of Chemistry. Prior to co-founding Biosite, Dr. Buechler was a senior research scientist for the diagnostics research and development group at Hybritech Incorporated. Dr. Buechler received his Ph.D. in biochemistry and his bachelor’s degree in chemistry from Indiana University. Dr. Buechler was a director of Sequenom Inc., a life sciences company, until its acquisition in September 2016. He is currently a director of Astute Medical Inc., a company that develops biomarkers for acute medical conditions, and Edico Genome Inc., a DNA sequencing technology company.
MARY LAKE POLAN, M.D., Ph.D., M.P.H. was appointed to our Board of Directors in February 1993. Dr. Polan was an Adjunct Professor in the Department of Obstetrics and Gynecology at Columbia University School of Medicine from 2007 to 2014 and then in 2015 rejoined the Department of Obstetrics and Gynecology at Yale University School of Medicine as Clinical Professor. She was a Professor and Chair Emerita of the Department of Gynecology and Obstetrics at Stanford University School of Medicine where she served from 1990 to 2005. Dr. Polan received a B.A. degree from Connecticut College, a Ph.D. in Molecular Biophysics and Biochemistry and an M.D. from Yale University School of Medicine and her Masters in Public Health from the University of California, Berkeley. Dr. Polan remained at Yale New Haven Hospital for her residency in Obstetrics and Gynecology, followed by a Reproductive Endocrine Fellowship. Dr. Polan was on the faculty at Yale University until 1990, when she joined Stanford University. Dr. Polan is a practicing clinical Reproductive Endocrinologist with a research interest in ovarian function and granulosa cell steroidogenesis. More recently, Dr. Polan’s interests have been in the interaction between the immune and endocrine systems: the role of monokines in reproductive events and gene expression in stress urinary incontinence as well as brain activation in human sexual function. Dr. Polan is also currently a director of NX Prenatal Inc., a private, U.S.-based molecular diagnostics company.
JACK W. SCHULER was appointed to our Board of Directors in February 2006. Mr. Schuler is a co-founder of Crabtree Partners, LLC, a Chicago-based venture capital firm that was formed in 1995. Mr. Schuler has been on the Board of Directors of Stericycle, Inc., a medical waste management and healthcare compliance services company, since 1990 and currently serves as Lead Director. Mr. Schuler also currently serves on the Board of Directors of Accelerate Diagnostics, Inc., a medical diagnostics company and Biodesix, a private diagnostic company focused on Oncology. Prior to 1990, Mr. Schuler held various executive positions at Abbott Laboratories, a broad-based healthcare company, from December 1972 through August 1989, most recently serving as President and Chief Operating Officer. Mr. Schuler also recently served on the Board of Directors of Medtronic Inc. from 1990 through 2013 and Hansen Medical, Inc., a medical technology company, from 2013 until January 2016. Mr. Schuler holds a B.S. in Mechanical Engineering from Tufts University and an M.B.A. from Stanford University.

CHARLES P. SLACIK was appointed to our Board of Directors in November 2015.  Mr. Slacik has more than 30 years of executive experience in the health care industry, serving most recently as the Senior Vice President and Chief Financial Officer of Beckman Coulter Inc. from October 2006 until its acquisition in June 2011. Mr. Slacik recently served as a Member of the Board and Chair of the Audit Committee of STAAR Surgical Company, a medical device company, from September 2012 through September 2015 and as a Member of the Board and Chair of the Audit Committee at Sequenom, Inc., a life sciences company, from September 2012 until its acquisition in September 2016. Mr. Slacik received his B.S. in Accounting and Finance from the University of Connecticut and is a certified public accountant.

MATTHEW W. STROBECK, Ph.D. was appointed to our Board of Directors in March 2018, effective April 4, 2018.  Dr. Strobeck is currently the Managing Partner of Birchview Capital.  Dr. Strobeck was a Partner and Member of the Management Committee and Advisory Board of Westfield Capital Management from 2008 until 2011, having served as a member of the investment team, specializing in healthcare and life sciences, from May 2003 to June 2008. Dr. Strobeck currently serves on the Boards of Accelerate Diagnostics, a medical diagnostics company; Tepha Inc., a medical device company; Biodesix, a private diagnostic company; and Monteris Medical, a medical device company. Dr. Strobeck received his B.S. from St. Lawrence University, a Ph.D. from the University of Cincinnati, a S.M. from the Harvard University/MIT Health Sciences Technology Program, and an S.M. from the MIT Sloan School of Management.

KENNETH J. WIDDER, M.D. was appointed to our Board of Directors in November 2014. Dr. Widder has more than 30 years of experience working with biomedical companies. He was a General Partner with LVP Life Science Ventures, a venture capital company for biotechnology and medical device start-ups, from 2007 to 2016. Dr. Widder is the Executive Chairman of OrphoMed Inc., a biotechnology start-up, and Chairman and CEO of Sydnexis Inc., an opthalmology start-up company. He is also a member of the Board of Directors of Evoke Pharma Inc., a pharmaceutical company. He holds an M.D. from Northwestern University and trained in pathology at Duke University.
Board Leadership Structure and Risk Oversight
The Board of Directors believes that separate individuals should hold the positions of Chair of the Board and Chief Executive Officer, and that the Chair should not be an employee of the Company. Under our corporate governance principles, the Chair of the Board is responsible for coordinating Board activities, including the scheduling of meetings and executive sessions of the non-employee directors and the relevant agenda items in each case (in consultation with the Chief Executive Officer as appropriate). The Board believes this leadership structure enhances the Board’s oversight of and independence from our management and the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders.
The Company takes a comprehensive approach to risk management. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. The Company, therefore, seeks to include risk management principles in all of its management processes and in the responsibilities of its employees at every level. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making.
The Board of Directors closely monitors the information it receives from management and provides oversight and guidance to our management team concerning the assessment and management of risk. The Board approves the Company’s high level operating objectives, goals, strategies and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in its oversight of management’s implementation of the Company’s operating objectives, goals, strategies and policies.
Our senior executives provide the Board and its committees with regular updates about the Company’s strategies and objectives and the risks inherent within them at Board and committee meetings and in regular reports. Board and committee meetings also provide a venue for directors to discuss issues with management. The Board and committees call special meetings when necessary to address specific issues or take specific actions. In addition, our directors have access to Company management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues often attend Board meetings to provide additional insight into items being discussed, including risk exposures.
The Board of Directors has delegated oversight for matters involving certain specific areas of risk exposure to its three standing committees. Each committee generally reports to the Board at regularly scheduled Board meetings, and more frequently if appropriate, with respect to matters and risks for which that committee provides oversight. The specific responsibilities of each of our Board committees are more fully described below under the headings “Audit Committee,” “Compensation Committee” and “Nominating and Corporate Governance Committee.”
Board of Directors Meetings, Committees of the Board and Related Matters
The Board of Directors currently has standing Audit, Compensation, and Nominating and Corporate Governance Committees. The Board held ten meetings, excluding committee meetings, during the year ended December 31, 2017. All directors attended at least 75% of all meetings of the Board and its committees, if any, upon which the directors served during the year ended December 31, 2017. Dr. Strobeck joined the Board in April 2018. Dr. Buechler currently serves as Chair of the Board. Information about our directors and our Board Committees in 2017 and 2018 follows.

Director Name	Committee
	Audit	Compensation	Nominating and Corporate Governance
Thomas D. Brown		Chair
Douglas C. Bryant
Kenneth F. Buechler, Ph.D.	✓		✓
Mary Lake Polan, M.D., Ph.D., M.P.H.		✓
Jack W. Schuler			✓
Charles P. Slacik	Chair	✓
Matthew W. Strobeck, Ph.D.
Kenneth J. Widder, M.D.	✓		Chair

Number of Committee Meetings Held in 2017:	8	4	1
✓ = Committee Member Chair = Committee Chair
Director Independence
Our Board of Directors has determined that each of our directors, with the exception of Mr. Bryant, is independent within the meaning of Nasdaq Marketplace Rule 5605(a)(2) as adopted by The Nasdaq Stock Market LLC (“Nasdaq”), as well as by enhanced independence standards contained in Nasdaq’s rules that relate specifically to audit and compensation committees. Mr. Bryant who serves as our President and Chief Executive Officer is not considered to be independent because of his employment with us.
Audit Committee
The Audit Committee is responsible for assisting the Board of Directors in overseeing our accounting and financial reporting processes and the audits of our consolidated financial statements. In addition, the Audit Committee assists the Board of Directors in its oversight of our compliance with legal and regulatory requirements. Under the Audit Committee’s written charter, the specific duties of the Audit Committee include, among others: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent registered public accounting firm; monitoring the independence and performance of our independent registered public accounting firm; and providing an avenue of communication among our independent registered public accounting firm, our management and our Board of Directors. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all of our employees and to our independent registered public accounting firm. The Audit Committee also has the ability to retain, at our expense and without further approval of the Board of Directors, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.
The Audit Committee has been established in accordance with applicable Nasdaq and Securities and Exchange Commission ("SEC") rules and regulations. Our Board of Directors has also determined that Mr. Slacik qualifies as an “audit committee financial expert” within the meaning of the SEC’s rules and regulations. Information about Mr. Slacik’s past business and educational experience is included below under the caption  “--Director Qualifications” and above under the caption “--Biographical Information.”
Report of the Audit Committee of the Board of Directors
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017 with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.
The Audit Committee has discussed and reviewed with our independent registered public accounting firm all matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Accounting Standard No. 1301 (Communications with Audit Committees), as may be modified or supplemented. The Audit Committee has met with the independent registered public accounting firm to discuss the overall scope and plans for the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of our internal controls and the overall quality of our accounting and financial reporting. The Audit Committee also discussed with the independent registered public accounting firm its judgments as to the substance and clarity, not just the acceptability, of our accounting principles and financial statement disclosures. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with the independent registered public accounting firm’s independence.
The Audit Committee also reviewed management’s report on its assessment of the effectiveness of our internal control over financial reporting and Ernst & Young LLP’s report on the effectiveness of internal control over financial reporting.
The Audit Committee has received from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and us that might bear on the independent registered public accounting firm’s independence consistent with PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence, and has satisfied itself as to the independent registered public accounting firm’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.
Audit Committee
Charles P. Slacik (Chair)
Kenneth F. Buechler, Ph.D.
Kenneth J. Widder, M.D.
This Report of the Audit Committee of the Board of Directors does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Company specifically incorporates this report.
Independent Registered Public Accounting Firm
Our Audit Committee retained Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2017. Set forth below are the aggregate fees incurred by the Company for audit and other professional services rendered by our independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2016.

	Fiscal Years Ended December 31,
	2017	2016
Audit fees(1)	$1,351,770	$1,116,231
Audit-related fees(2)	867,804	—
Tax fees(3)	24,225	7,269
All other fees	—	—
Total fees	$2,243,799	$1,123,500

(1)
Audit fees represent fees for professional services provided in connection with the audit of our consolidated financial statements, review of quarterly consolidated financial statements, audit of compliance under Section 404 of the Sarbanes-Oxley Act of 2002, accounting consultations, assistance with and review of documents filed with the SEC and services provided in connection with statutory and regulatory filings.

(2)
Audit-related fees consisted primarily of accounting consultations regarding due diligence in connection with the company's acquisition of the Triage and Beckman BNP businesses and application of accounting standards.

(3)	For fiscal years 2017 and 2016, tax fees primarily included tax compliance, tax advice and tax planning fees.
Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services
The Audit Committee has the responsibility for appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by our independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service, and whether the service could enhance our ability to manage or control risk or improve audit quality.
All of the audit, audit-related, tax-related and all other fees provided by Ernst & Young LLP in fiscal years 2017 and 2016 (and as described in the footnotes to the table above) were approved in advance by the Audit Committee.
Review and Approval of Related Party Transactions
Our Audit Committee reviews all relationships, transactions and arrangements in which the Company and any director, nominee for director, officer and greater than 5% beneficial holder of Company stock or any immediate family member of any of the foregoing are participants (“Interested Transactions”) to determine whether such persons have a direct or indirect material interest and whether to approve, disapprove or ratify an Interested Transaction. We have written policies and procedures for monitoring and seeking approval in connection with any Interested Transaction. Our legal and finance departments assist in monitoring Interested Transactions and our Audit Committee reviews, approves (or disapproves) or ratifies Interested Transactions. In considering whether to approve or ratify an Interested Transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar terms and conditions and the extent of the related person’s interest in the Interested Transaction. In addition, our written policy provides that no director shall participate in any discussion or approval of an Interested Transaction for which he or she is a related party, except that the director shall provide all material information concerning the Interested Transaction to the Audit Committee.
Related Party Transactions
No director, executive officer, nominee for election as a director or any beneficial holder of more than 5% of our outstanding capital stock had any material interest, direct or indirect, in any reportable transaction with us during the 2017 fiscal year or since the commencement of the current fiscal year, or any reportable business relationship with us during such time.
Compensation Committee
The Compensation Committee is responsible for assisting the Board of Directors in discharging its responsibilities regarding the compensation of our employees and directors. Under the Compensation Committee’s written charter, the specific duties of the Compensation Committee include, among other matters: reviewing and approving (or recommending to the Board of Directors for approval) corporate goals and objectives relevant to executive compensation; evaluating our executive officers’ performance in light of such goals and objectives; determining (or recommending to the Board of Directors for determination) the compensation levels of our executive officers based on such evaluations; administering our incentive compensation plans, including our equity-based incentive plans; and making recommendations to our Board of Directors regarding our overall compensation structure, policies and programs. The Compensation Committee also has the ability to retain, at our expense and without further approval of the Board of Directors, compensation consultants and advisors that it deems necessary in the performance of its duties.
Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed the “Compensation Discussion and Analysis” in this proxy statement, and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” section be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and this Proxy Statement. This report is provided by the following independent directors, who comprise the Compensation Committee:
Compensation Committee
Thomas D. Brown (Chair)
Mary Lake Polan, M.D., Ph.D., M.P.H.
Charles P. Slacik
This Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.

Compensation Committee Interlocks and Insider Participation
Mr. Brown, Dr. Polan and Mr. Slacik are not current or former officers or employees of ours, and none has engaged in any transaction that would be required to be disclosed in this Proxy Statement by Item 404 of Regulation S-K. There is no relationship that requires disclosure as a compensation committee interlock for purposes of Item 407(e)(4) of Regulation S-K.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors in identifying qualified individuals to become Board members; recommending the composition of the Board of Directors and its committees; monitoring and assessing the effectiveness of the Board of Directors and its committees; and performing a leadership role in shaping and monitoring our Corporate Governance Guidelines. Under the Nominating and Corporate Governance Committee’s written charter, the specific duties of the Nominating and Corporate Governance Committee include, among other matters: identifying, reviewing and recruiting candidates for the Board of Directors for election to the Board; reviewing director candidates recommended by our stockholders; monitoring the independence of current directors and nominees; recommending to the Board of Directors candidates for election or re-election to the Board at each annual meeting of stockholders; and overseeing the periodic evaluation of the Board, its committees and each of our incumbent directors.
Meetings of Non-Management Directors
The non-management members of the Board of Directors regularly meet without any members of management present during regularly scheduled and periodic executive sessions of meetings of the Board of Directors as well as in committee meetings.
Director Nominations
The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current directors, professional search firms, stockholders or other persons.
Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Nominating and Corporate Governance Committee will evaluate the prospective nominee in the context of the then-current composition of the Board of Directors and will consider a variety of other factors, including the prospective nominee’s business, technology, medical, scientific, industry, finance and financial reporting experience and other attributes that would be expected to contribute to an effective Board of Directors. The Nominating and Corporate Governance Committee seeks to identify nominees who possess a wide range of experience, skills, and areas of expertise, knowledge and business judgment. Nominees must have the attributes described below under the caption “--Director Qualifications.”
Our Nominating and Corporate Governance Committee will consider stockholder recommendations for directors. A stockholder may propose a person for consideration by the committee by submitting the individual’s name and qualifications to our Corporate Secretary, Quidel Corporation, 12544 High Bluff Drive, Suite 200, San Diego, CA 92130. The Nominating and Corporate Governance Committee will consider each stockholder-recommended candidate in the same manner and under the same criteria used to evaluate all other candidates. As described in our Corporate Governance Guidelines, in evaluating the suitability of individuals to serve as members of our Board of Directors, the Board of Directors and Nominating and Corporate Governance Committee consider a number of factors, including: experience at a policy-making level; strategic thinking; depth of understanding of the Company’s industry, including relevant technology, leadership and objectivity; and a general understanding of marketing, financing and other disciplines relevant to the success of a publicly-traded company and sound principles of corporate governance in today’s business environment. The Board of Directors and the Nominating and Corporate Governance Committee evaluate each individual in the context of Board functions as a whole and in light of the then-current needs of the Board at that point in time, with the objective of providing independent, diversified and effective representation of the interests of our stockholders.
In addition, stockholders who wish to nominate candidates for election to the Board of Directors at any annual meeting must follow the procedures set forth in our bylaws, including providing timely written notice, in proper form, of the intent to make such a nomination. To be timely, the notice must be received within the time frame discussed below in this Proxy Statement under the heading “Stockholder Proposals.” To be in proper form, the notice must, among other matters, include the information specified in our bylaws. These requirements are further described below under the heading “Meeting and Other Information--Stockholder Proposals” and are detailed in our bylaws.

Director Qualifications
Members of our Board of Directors should possess the highest personal and professional ethics, integrity, judgment and values, and be committed to representing the long-term interests of our stockholders. As described in our Corporate Governance Guidelines, our Board of Directors is particularly interested in maintaining a mix that includes the following attributes:

•	History of superior performance or accomplishments in professional undertakings;

•	Highest personal and professional ethics and values and sound principles of corporate governance in today’s business environment;

•
A depth of understanding of the Company’s industry, including relevant technology, leadership and objectivity and a general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company;

•	Diversity of background and personal experience;

•	Fit of abilities and personality with those of current and potential directors in building a Board of Directors that is effective, collegial and responsive to the needs of our business; and

•	Independence and an absence of conflicting time commitments.
We believe our Board members represent a desirable mix of backgrounds, skills and experiences, and they all share the personal attributes of effective directors, which are described above. Below are some of the specific experiences and skills of our current directors:
Thomas D. Brown. Mr. Brown has a strong record of operational success and extensive knowledge of the diagnostics industry and technology utilized by the Company through his various executive leadership positions at Abbott Laboratories. He also has extensive executive leadership and governance experience through his service on the boards of other companies.
Douglas C. Bryant. Mr. Bryant is our President and Chief Executive Officer. Mr. Bryant has a background of strong executive experience in the diagnostics industry in the U.S. and internationally. He brings over 30 years of industry experience in sales and marketing, product development, manufacturing and service and support in the diagnostics and life sciences markets. In addition, as our President and Chief Executive Officer, the Board believes it is appropriate for him to be a member of our Board.
Kenneth F. Buechler, Ph.D. Dr. Buechler has extensive experience in the field of diagnostics as a scientist and through his founding of Biosite, Inc. He also has extensive executive leadership and governance experience through his service on the boards of other companies.
Mary Lake Polan, M.D., Ph.D., M.P.H. Dr. Polan is a prominent medical clinician, researcher and academician. She has extensive experience in the area of women’s health, which is an important area for us. As a medical doctor, Dr. Polan brings an important practicing physician perspective in evaluating and overseeing the Company’s performance and strategic direction.
Jack W. Schuler. Mr. Schuler has more than 40 years of experience as an executive, director and investor in the healthcare industry. Mr. Schuler has extensive knowledge of the diagnostics industry and technology utilized by the Company. He also has extensive executive leadership and governance experience through his service on the boards of other companies.
Charles P. Slacik. Mr. Slacik has a strong financial background as an executive. He is an audit committee financial expert as a result of his prior professional experience as a Certified Public Accountant, experience as a chief financial officer of a large medical device company and as a former member and chair of an audit committee of another U.S. public company.
Matthew W. Strobeck. Dr. Strobeck has a strong investment banking background and experience investing in and working with healthcare and life sciences companies. Dr. Strobeck currently serves on the boards of various diagnostic and medical device companies.
Kenneth J. Widder, M.D. Dr. Widder has more than 30 years of experience working with biomedical companies. Dr. Widder also has a strong background related to investments in emerging healthcare companies and serves on the boards of several other companies. As a medical doctor, trained in pathology, Dr. Widder provides valuable insight from the perspective of both an executive and that of a physician.
Communications with the Board of Directors
Our stockholders may communicate with our Board of Directors, a committee of our Board of Directors or an individual director by sending a letter addressed to the Board, a committee or a director c/o Corporate Secretary, Quidel Corporation,

12544 High Bluff Drive, Suite 200, San Diego, CA 92130. All communications will be compiled by our Corporate Secretary and forwarded to the Board of Directors, the committee or the director accordingly.
Director Attendance at Annual Meetings
Our Board of Directors has adopted a policy that encourages our directors to attend our annual stockholder meetings. All of our continuing directors attended the 2017 annual meeting of stockholders.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all our officers, directors and employees. If we grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officers (or persons performing similar functions), we will disclose the nature of such amendment or waiver on our website at www.quidel.com or in a report on Form 8-K in accordance with applicable rules and regulations.
Access to Corporate Governance Documentation and Other Information Available on Our Website
Our Code of Business Conduct and Ethics, the current charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees and the Company’s Corporate Governance Guidelines are accessible via our website at www.quidel.com through the “Investor Relations” link under the heading “Corporate Governance.”

DIRECTOR COMPENSATION
The current compensation and benefit program for non-employee directors is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of our size and scope; compensation should align directors’ interests with the long-term interests of our other stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. The table below relating to non-employee directors’ compensation includes the following compensation elements:
Annual Cash Retainers
The Chair of the Board of Directors currently receives an annual cash retainer of $92,400. Each of the other non-employee directors receives an annual cash retainer of $40,150.
The Chair of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives an additional annual cash retainer of $15,000, $10,000 and $7,500, respectively.
Non-Employee Director Deferred Compensation Program
In December 2010, the Board of Directors adopted a non-employee director deferred compensation program that began in 2011. Participating directors may elect on a yearly basis (for the yearly period between the Company’s annual meetings of stockholders) to receive 50% or 100% of the cash value of the director’s (i) annual retainer fee and (ii) compensation for services as a chair of any of the Board’s standing committees (collectively, the “Covered Fees”) in the form of fully vested, restricted stock units plus an additional premium on such percentage of the Covered Fees, also in the form of additional restricted stock units, which are subject to a one-year vesting requirement (the “Director Premium RSUs”). The additional premium applicable to the Director Premium RSUs shall be determined based on the length of time of the deferral period (between the date of grant and the date the shares of common stock underlying the RSUs are selected to be issued) selected by the participating director as follows: (i) if one (1) year from the date of grant, a premium of 10% on the amount deferred of the Covered Fees; (ii) if two (2) years from the date of grant, a premium of 20% on the amount deferred of the Covered Fees; or (iii) if four (4) years from the date of grant, a premium of 30% on the amount deferred of the Covered Fees. The RSUs are granted under the Company’s 2016 Equity Incentive Plan (or applicable successor plan) as of the date of the applicable annual meeting of stockholders, and the number of shares awarded as RSUs is calculated based on the closing price of the Company’s shares on the date of the applicable annual meeting.
For 2017/2018 only, the Compensation Committee determined it was appropriate to modify the non-employee deferred compensation program to provide for stock payments in lieu of fully vested, restricted stock units if directors elect to participate and agree to hold such stock for a selected deferral period. The table below illustrates the amount of stock payments to each non-employee director for 2017:

Name	Amount Deferred	Deferral Period	Covered Fees RSUs	Premium RSUs
Thomas D. Brown	100%	2 years	2,022	404
Kenneth F. Buechler, Ph.D.	100%	2 years	3,725	745
Mary Lake Polan, M.D., Ph.D., M.P.H.	100%	4 years	1,618	485
Jack W. Schuler	100%	4 years	1,618	485
Charles P. Slacik	100%	2 years	1,111	222
Kenneth J. Widder, M.D.	100%	4 years	1,921	576
Periodic Equity Awards
The Board of Directors periodically assesses potential equity awards to non-employee directors in lieu of an annual automatic grant of stock options, as contemplated under the 2016 Plan. The Board of Directors suspended the automatic grants program in May 2004 on an indefinite basis.
On May 16, 2017, the Board of Directors approved stock option and RSU grants with a total valuation of $115,500 for the Chairman of the Board and $100,000 for the remaining non-employee directors. The award was targeted to approximate a 50/50 valuation split between stock option and RSU grants. Accordingly, grants were made to each of the Company’s non-employee directors as follows: (i) a grant of 5,851 stock options and 2,328 RSUs to the Chair of the Board (with a Black-Scholes value of approximately $9.87 per option as of the grant date and a fair value based on the closing price of our common stock per RSU on the date of grant) and (ii) a grant of 5,065 stock options and 2,016 RSUs to each of the Company’s non-employee directors (with a Black-Scholes value of approximately $9.87 per option as of the grant date and a fair value based on the closing price of our common stock per RSU on the date of grant). The stock options and RSUs vest upon the one-year anniversary of the grant date. The exercise price for the stock options was equal to the closing price of the Company’s common stock as of the grant date in accordance with the Company's Amended and Restated 2016 Equity Incentive Plan. The options have a ten-year term.
Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Thomas D. Brown	50,150	60,016	49,992	160,158
Kenneth F. Buechler, Ph.D.	92,400	76,210	57,749	226,359
Mary Lake Polan, M.D., Ph.D., M.P.H.	40,150	62,025	49,992	152,167
Jack W. Schuler	40,150	62,025	49,992	152,167
Charles P. Slacik	55,150	55,502	49,992	160,644
Kenneth J. Widder, M.D.	47,650	64,282	49,992	161,924

(1)	This column reports the amount of Covered Fees, including cash payments and Covered Fees deferred in return for RSUs (Covered Fees RSUs).

(2)
This column represents the grant date fair value with respect to the RSUs and Director Premium RSUs granted in 2017. For additional information on the valuation assumptions with respect to the 2017 Director grants of options and RSUs, see "--Periodic Equity Awards" above and Note 6 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017. At December 31, 2017, the aggregate number of restricted stock awards, including RSUs and Premium RSUs, held by each Director was: Mr. Brown 24,295; Dr. Buechler 18,537; Dr. Polan 16,737; Mr. Schuler 25,754; Mr. Slacik 6,441; and Dr. Widder 5,652.

(3)
This column represents the grant date fair value with respect to the stock options granted to the directors in 2017. For additional information on the valuation assumptions with respect to the 2017 grants of options and RSUs, see "--Periodic Equity Awards" above and Note 6 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017. At December 31, 2017, the aggregate number of option awards held by each Director was: Mr. Brown 82,280; Dr. Buechler 99,225; Dr. Polan 94,434; Mr. Schuler 5,065; Mr. Slacik 16,095; and Dr. Widder 22,440.

2018 Director Compensation
Consistent with the Compensation Committee’s annual review of our director compensation program, the Compensation Committee reviewed the amount of compensation paid to our non-employee directors. In connection with its review of our director compensation program, the Compensation Committee considered prior discussions with its independent compensation consultant, Deloitte Consulting LLP, and publicly available director compensation data from the companies in our peer group, as well as other information. Upon the conclusion of this process, the Compensation Committee determined, and recommended to our Board of Directors, that the annual equity awards to our non-employee directors should be awarded 100% in the form of restricted stock units rather than 50% restricted stock units and 50% stock options because the Compensation Committee believed that awards of restricted stock units would better align with the Company's peer group compensation practices, and it wanted to ensure that the Company would continue to remain competitive in its ability to retain and attract qualified directors. In addition, the Compensation Committee determined it was appropriate to reinstate the non-employee deferred compensation program for 2018/2019 on previous terms as described above and to remain in place annually thereafter. Our Board of Directors unanimously approved the recommended changes to the compensation paid to our directors consistent with the Compensation Committee’s recommendation, to take effect as of the Company's 2018 Annual Meeting of Stockholders.
Director Stock Ownership Guidelines
We believe that each director should have a meaningful equity investment in our Company. Our director stock ownership guidelines were recently revised to increase the ownership threshold to provide that directors are encouraged to own Common Stock equal in value to three times the total annual base compensation for non-employee directors. Directors are expected to acquire and maintain this share ownership threshold within five years of joining the Board of Directors. All directors meet these ownership guidelines or are in compliance with the guidelines and are retaining equity awards until compliance is reached.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal year 2017, as well as the other individuals listed in the Summary Compensation Table below, are referred to as the “Named Executive Officers.”
Executive Summary
Most of our compensation decisions are determined in the first few months of our fiscal year, after review of our performance and the performance of our Chief Executive Officer and the other executive officers. We believe the compensation of all of our Named Executive Officers for 2017 aligned well with both our performance in 2017 and the objectives of our executive compensation policies. Our 2017 performance highlights included:

•
Closed on acquisition of the Triage® MeterPro® Cardiovascular (CV) and toxicology business and B-type Naturietic Peptide (BNP) assay business run on Beckman Coulter analyzers from Alere Inc. (together, the "Triage and BNP Businesses");

•	Generated $277.7 million in total revenue (45% increase compared to 2016);

•	Generated $107.5 million in Influenza product revenue (50% increase compared to 2016);

•
Received 510(k) clearance from the FDA for three new Sofia® assays (Influenza A+B, RSV, and Strep A+) for use on Sofia 2 instrumented system and four new Solana® assays (GBS, C. difficile, and RSV + hMPV); and

•	Improved diversification of product portfolio through acquisition of non-seasonal cardiovascular, toxicology and eye health products.
Overview and Philosophy
The core objectives of our executive compensation program are to (1) support our mission, values and corporate strategies by adopting a “pay for performance” philosophy that provides incentives to our executive officers and employees for support of these core principles; (2) align the interests of management with those of our stockholders; and (3) attract, retain and motivate high quality executives. Towards these objectives, our compensation program is designed with the following principles:

•
Provide an opportunity for the Company to communicate to our executive officers and employees our performance expectations and priorities directly through the selection of performance measures on which compensation is based, and calibrate payouts with achievement of those performance measures;

•	Align pay such that management shares in value created from their efforts, and the Company’s compensation expense is correlated to its profitability and stockholder returns;

•	Balance rewards appropriately between efforts and results;

•	Offer a competitive total compensation opportunity; and

•	Have a significant portion of total compensation paid to our executive officers in equity and dependent upon the achievement of performance goals of the Company.
Our compensation program focuses on both short and long-term results and is composed of three key elements: (1) base salaries, which reflect individual performance and responsibilities; (2) annual cash incentive opportunities, which are a function of the performance of the Company; and (3) longer-term stock-based incentive opportunities under our equity incentive plans, generally in the form of stock options or restricted stock unit grants, which link the interests of senior management with our other stockholders. Each of our compensation elements is designed to simultaneously fulfill one or more of our core objectives.
When setting compensation for 2018 and in determining compensation policies, the Compensation Committee took into account the results of the stockholder advisory votes on executive compensation that took place in May 2017. In that vote, which was advisory and not binding, our stockholders approved the compensation of our Named Executive Officers as disclosed in the Proxy Statement for the 2017 Annual Meeting of Stockholders with over 99% of votes cast in favor of the compensation of our Named Executive Officers. The Compensation Committee also considered prior advice of Deloitte Consulting LLP ("Deloitte Consulting"), which was engaged in 2016 to advise on the Company's executive compensation programs, and continued to apply the same general compensation principles and philosophy, while making some adjustments to the Company's compensation programs. We currently hold annual advisory votes on executive compensation.
Administration
The Compensation Committee of the Board of Directors administers the Company’s executive compensation programs and approves (or recommends to the Board of Directors for approval) salaries of all executive officers, including those of the senior executive officers named in the Summary Compensation Table. The Compensation Committee is responsible for reporting to the Board of Directors and administering all other elements of executive compensation, including annual cash incentive and equity awards.
Compensation Plan Design and Key Elements Used to Achieve Compensation Objectives
The cash components of salary and annual incentive bonus are targeted to be moderate, yet competitive in relation to salaries and annual incentive bonuses paid to officers in similar positions in comparable companies.
Our 2017 and 2018 long-term equity incentive programs for our Named Executive Officers included incentive stock-based awards in the form of both non-qualified stock options, time-based restricted stock units and performance-based restricted stock units. The vesting for the non-qualified stock option awards is over a four-year period with 50% vesting on the second anniversary of the grant date and the remainder vesting 25% annually thereafter. The stock options have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The vesting for the time-based restricted stock units is 100% on the four-year anniversary of the grant date. The vesting for the performance-based restricted stock units are over a three-year time period and are tied to the achievement of net revenue growth targets, subject to certain adjustments such as influenza season volatility or acquisition or divestiture activities.
The Compensation Committee engaged Deloitte Consulting to conduct a review of the competitiveness of the Company’s executive compensation programs in the latter half of 2016 in connection with the Company's 2017 executive compensation programs and has previously engaged third-party compensation consultants to review competitiveness of base salaries, short-term cash incentives, and both short-term and long-term equity incentive programs. Our executive compensation program design builds on the analysis and direction of these consultants, taking into account data from the annual Radford Global Life Sciences Survey and incorporates review of comparative groups of publicly-traded companies with similar revenue and employee population profiles. The Radford Global Life Sciences Survey provides data from participating companies with respect to their compensation practices in numerous areas and with respect to various positions, including senior management positions. The companies in our public company peer group were selected based on various factors, including industry, market capitalization, revenues and number of employees.
For 2017, the Compensation Committee determined that it was appropriate to update the peer group as follows, including adding the new peers identified below:

Abaxis, Inc.	Luminex Corporation
Cepheid	Meridian Bioscience Inc.
Exact Sciences Corporation (New)	Merit Medical Systems, Inc.
Genmark Diagnostics, Inc. (New)	NanoString Technologies, Inc. (New)
Genomic Health, Inc.	Natus Medical Incorporated
Harvard Bioscience, Inc. (New)	Orasure Technologies, Inc.
Heska Corporation (New)
For 2018, the Compensation Committee determined that it was appropriate to update the peer group as follows, including adding the new peers identified below:

Abaxis, Inc.	Merit Medical Systems, Inc.
Bio-Techne Corporation (New)	Myriad Genetics, Inc. (New)
Dex Com, Inc. (New)	Natus Medical Incorporated
Exact Sciences Corporation	Neogen Corporation (New)
Genomic Health, Inc.	NeoGenomics, Inc. (New)
Haemonetics Corporation (New)	Orasure Technologies, Inc.
Luminex Corporation
GenMark Diagnostics, Inc., Harvard Bioscience, Inc., Heska Corporation, Meridian Bioscience, Inc. and NanoString Technologies, Inc. were removed from our peer group for 2018 due to poor size compatibility in light of our acquisition of the Triage and BNP Businesses in late 2017. In addition, Cepheid was removed because it was acquired by Danaher Corporation.

Our Compensation Committee utilizes management (and from time to time independent compensation consultants, such as Deloitte Consulting in 2016) to gather market data and provide analyses of our peers' compensation programs. The Compensation Committee does not have a philosophy of setting compensation based on specific formulaic benchmarking comparisons, but it does take into account the guidance of compensation consultants and reviews peer group data and the Radford Global Life Sciences Survey data in setting moderate, yet competitive compensation. In 2017, our Compensation Committee decided to align our executive compensation practices more closely with our peer group, in part based on the advice of Deloitte Consulting, and chose to more evenly allocate the equity incentive awards between stock options and restricted stock units, with 50% of the shares awarded provided in the form of non-qualified stock options and 50% of the equity incentive shares awarded in the form of restricted stock units. In addition, our Compensation Committee determined it would be in the interest of stockholders to evenly split the restricted stock units between time-based restricted stock units and performance-based restricted stock units in both 2017 and 2018.
Base Salary
Base salaries are reviewed annually and are targeted to be moderate, yet competitive in relation to salaries paid to officers in similar positions in comparable companies. With the exception of the Chief Executive Officer, whose performance is reviewed directly by the Board of Directors, performance of all other executive officers is reviewed through regular conversations on goals and achievement with the Chief Executive Officer in consultation with the Compensation Committee (and/or the Board of Directors).
In 2017, in connection with the setting of the base salary of our executive officers, the Compensation Committee considered peer group analysis and also examined survey data for executives with similar responsibilities in comparable companies in the medical device/diagnostics and biotechnology industries, using a custom report from the 2017 Radford Global Life Sciences Survey data based on companies with a similar number of employees compared to our company. The base salaries of each of our executive officers were set taking into account comparable data for salaries relevant for their positions, and then modified to further take into account our executive officers’ experience and skills.
Annual Cash Incentive Awards
Our annual cash incentive program provides the potential for receipt of competitive levels of annual incentive cash compensation and is designed to reward senior management for their contributions to annual corporate objectives. Under our annual cash incentive program, each participating officer is entitled to receive a cash bonus based on achievement of certain corporate goals in the particular fiscal year. Goals and payouts are calibrated to strike the appropriate balance between being reasonably achievable, and thereby motivating executives, while targeting improved performance. The balance is intended to result in the Company receiving an appropriate return on its annual incentive investment. The corporate performance goals are selected to require sustained performance and results from senior management. Each eligible executive’s potential annual award under the annual cash incentive program is expressed as a percentage of base salary during the fiscal year.
In February 2017, the Compensation Committee approved the 2017 Executive Incentive Compensation Plan (the “2017 Cash Incentive Plan”). For 2017, the Compensation Committee determined it was appropriate to streamline the incentive targets to a limited set of key components. Similar to prior plans, the 2017 Cash Incentive Plan was designed to encourage improved performance in objectives not related to the intensity of any given influenza season and by doing so was designed to improve long-term performance and results for the Company and its stockholders.
Consistent with prior years, the target bonus for the 2017 Cash Incentive Plan was 125% of annual base salary for our Chief Executive Officer and 75% of annual base salary for other executive officers. Under the 2017 Cash Incentive Plan, the maximum bonus was increased to 175% of annual base salary for our Chief Executive Officer and 100% of annual base salary for our other executive officers.
The 2017 Cash Incentive Plan consisted of the following three components: (1) revenue performance; (2) EBITDA; and (3) achievement of commercial channel efficiencies. Each component of the 2017 Cash Incentive Plan included targets at minimum, plan/target and maximum payout. The minimum targets served as the threshold upon which the incentive pool would begin to fund for that component. Achievement of the components at plan/target earn the target cash incentive opportunity. Payouts are calculated along a linear continuum from minimum to plan/target and from plan/target to maximum with the maximum target serving as the point at which the management team earns the highest possible cash incentive opportunity. The minimum target must be met in order for a portion of the bonus to be paid relative to any one of the three components and each component is measured separately. The Compensation Committee could adjust the targets to take into account acquisitions and the variability in severity of the influenza season (so that management is neither enriched nor penalized for factors outside management’s control). The Compensation Committee also retained the right to exercise discretion to award bonuses at a lower amount than the amount funded by the formula provided under the 2017 Cash Incentive Plan.

The following table represents the threshold, target and maximum bonus for each of the Company’s Named Executive Officers as a percent of such employee’s annual base salary for the 2017 Cash Incentive Plan:

Executive Officer	Threshold	Target	Maximum
Douglas C. Bryant	62.5%	125%	175%
President and CEO
Randall J. Steward	37.5%	75%	100%
Chief Financial Officer
Robert J. Bujarski	37.5%	75%	100%
SVP, Business Development and General Counsel
Werner Kroll, Ph.D.	37.5%	75%	100%
SVP, Research and Development
Edward K. Russell	37.5%	75%	100%
SVP, North America Commercial Operations
Bonus payouts to our executive officers for 2017 were based 40% on achievement of revenue performance; 40% on EBITDA goals; and 20% on achievement of channel efficiencies.
On February 20, 2018, the Compensation Committee approved payout, effective February 23, 2018, to executive officers under the 2017 Cash Incentive Plan for achievement of financial goals at 111% of target for the CEO and 109% for other executive officers. Achievement of the financial goals, on an acquisition adjusted basis, was based on achievement of (i) revenue performance at 43% of a possible 40% for the CEO and 42% of a possible 40% for other executive officers , (ii) EBITDA target at 40% of a possible 40%, and (iii) achievement of channel efficiencies at 28% of a possible 20% for the CEO and 27% of a possible 20% for other executive officers. The difference in achievement percentages for CEO payouts compared to other executive officers was based on the CEO's higher bonus target percentages. The bonuses earned by Mr. Bryant, Mr. Steward, Mr. Bujarski, Dr. Kroll and Mr. Russell were $797,599, $306,610, $304,730, $304,110 and $304,689, respectively.
In January 2018, the Compensation Committee approved the 2018 Executive Incentive Compensation Plan (the “2018 Cash Incentive Plan”). For 2018, the Compensation Committee determined it was appropriate to continue to streamline the incentive targets to a limited set of key components. Similar to the 2017 Cash Incentive Plan, the 2018 Cash Incentive Plan was designed to encourage improved performance in objectives not related to the intensity of any given influenza season and by doing so, was designed to improve long-term performance and results for the Company and its stockholders. The 2018 Cash Incentive Plan consists of the following three components: (1) revenue performance; (2) EBITDA; and (3) integration targets (synergies and sale/leaseback transaction for the Summers Ridge property). Each component of the 2018 Cash Incentive Plan includes targets at minimum, plan/target and maximum payout with the exception of the sale/leaseback transaction target. The minimum targets serve as the threshold upon which the incentive pool will begin to fund for that component. Achievement of the components at plan/target will earn the target cash incentive opportunity. Payouts will be calculated along a linear continuum from minimum to plan/target and from plan/target to maximum with the maximum target serving as the point at which the management team will earn the highest possible cash incentive opportunity. The minimum target must be met in order for a portion of the bonus to be paid relative to any one of the three components and each component will be measured separately. The Compensation Committee may adjust the targets to take into account acquisitions, divestitures and the variability in severity of the influenza season (so that management is not penalized for factors outside management’s control). The Compensation Committee also retains the right to exercise discretion to award bonuses at a lower amount than the amount funded by the formula provided under the 2018 Cash Incentive Plan.

The following table represents the threshold, target and maximum bonus for each of the Company’s Named Executive Officers as a percent of such employee’s annual base salary for the 2018 Cash Incentive Plan:

Executive Officer	Threshold	Target	Maximum
Douglas C. Bryant	62.5%	125%	175%
President and CEO
Randall J. Steward	37.5%	75%	100%
Chief Financial Officer
Robert J. Bujarski	37.5%	75%	100%
SVP, Business Development and General Counsel
Werner Kroll, Ph.D.	37.5%	75%	100%
SVP, Research and Development
Edward K. Russell	37.5%	75%	100%
SVP, North America Commercial Operations
Bonus payouts to our executive officers for the 2018 Cash Incentive Plan will be based 40% on achievement of revenue performance; 40% on EBITDA goals; 15% on achievement of synergy targets; and 5% on achievement of the sale/leaseback target.
Deferred Bonus Program
Each of the above officers are eligible to elect to participate in the Company’s Employee Deferred Bonus Compensation Program (the “Employee Deferred Program”) with respect to any payments received under the 2018 Cash Incentive Plan and future cash incentive plans. The Compensation Committee suspended the Employee Deferred Program for 2017 but reinstated the program for 2018 and annually thereafter. Consequently, electing officers could elect to receive 50% or 100% of the cash value of his 2018 cash bonus (the “Covered Bonus”) (payable (if applicable) per the terms and conditions of the 2018 Cash Incentive Plan) in the form of fully vested, restricted stock units (the “Converted RSUs”) plus an additional premium on such percentage of the Covered Bonus in the form of additional restricted stock units, which are subject to a one-year vesting requirement (the “Premium RSUs”). The additional premium applicable to the Premium RSUs will be determined based on the length of time of the deferral period (between the date of grant and the date the shares of common stock underlying the Converted RSUs are selected to be issued) selected by the participating employee as follows: (i) if one (1) year from the date of grant, a premium of 10% on the amount deferred of the Covered Bonus; (ii) if two (2) years from the date of grant, a premium of 20% on the amount deferred of the Covered Bonus; or (iii) if four (4) years from the date of grant, a premium of 30% on the amount deferred of the Covered Bonus.
Elections for the Employee Deferred Program for 2018, which are now irrevocable, were made by the following executive officers:

Executive Officer	Amount Deferred	Deferral Period
Douglas C. Bryant	50%	4 years
President and CEO
Randall J. Steward	50%	1 year
Chief Financial Officer
Robert J. Bujarski	50%	4 years
SVP, Business Development and General Counsel
Werner Kroll, Ph.D.	50%	4 years
SVP, Research and Development
The Converted RSUs will be fully vested on the grant date. The Premium RSUs will be fully vested on the first anniversary of the grant date. Subject to the terms and conditions in the grant award agreement, the issuance of the shares of common stock underlying Converted RSUs will be issued as soon as administratively practicable after the earliest of: (1) the end of the deferral period selected by the participating employee, (2) the participating employee’s separation from service to the Company, and (3) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (a “Change in Control”). The shares of common stock underlying the Premium RSUs will have the same applicable issuance periods as outlined in the foregoing sentence for Converted RSUs with acceleration of the one-year vesting requirement in connection with a Change in Control, provided, however, that if a participating employee’s service is terminated for any reason (outside of a Change in Control) prior to the one-year vesting requirement, the Premium RSUs shall be forfeited and canceled as of the date of such termination of service.
Longer-Term Equity Incentive Awards
Longer-term equity-based incentive awards in the form of stock options and/or restricted stock units are intended to align the interests of management with those of the Company’s other stockholders and promote retention of our executives by using continued service, and in the case of certain awards, the achievement of specified performance levels, as a requirement to receive the value of the awards. The number of stock options and/or shares of restricted stock units granted is related to the individual’s level of responsibility and allows executives to share in the value they help create. Generally, the Compensation Committee does not consider an executive’s stock holdings or outstanding equity awards in determining the number of equity awards to be granted; however, the Compensation Committee does take into consideration the total number of outstanding shares of our common stock, the relative dilution to stockholders, as well as our gross equity burn rate, issued equity overhang and total equity overhang in determining the number of equity awards to be granted. The Compensation Committee believes that the Company’s executive officers should be fairly compensated each year relative to market pay levels of the Company’s peer group. The Compensation Committee views longer-term equity incentives as a primary compensation means for retaining executives.
Our 2017 long-term equity incentive program for our Named Executive Officers included incentive stock-based awards in the form of both non-qualified stock options, time-based restricted stock units and performance-based restricted stock units. The vesting for the non-qualified stock option awards is over a four-year period with 50% vesting on the second anniversary of the grant date and the remainder vesting 25% annually thereafter. The stock options have an exercise price equal to the closing price of the Company’s common stock on the date of grant. With the 2017 equity incentive awards, the Compensation Committee determined to more evenly weight the number of shares awarded for of the long-term incentive award between stock options and restricted stock units to align executive compensation with peer group practices. In 2017, 50% of the equity incentive award shares were provided in the form of non-qualified stock options and 50% of the equity award shares were provided in the form of restricted stock units. The restricted stock units were divided equally between time-vested restricted stock units and performance-based restricted stock units to better align with corporate performance goals. The vesting for the time-based restricted stock units is 100% on the four-year anniversary of the grant date. The vesting for the performance-based restricted stock units is over a three-year time period and is tied to the achievement of net revenue growth targets, as adjusted for influenza revenue volatility.
In 2017, Mr. Bryant, Mr. Steward, Mr. Bujarski, Dr. Kroll and Mr. Russell were awarded non-qualified stock options, shares of time-based restricted stock units, and shares of performance-based restricted stock units as follows:

Executive Officer	Dollar Value of Aggregate Award	Number of Options/Time Based Restricted Stock Units (RSUs)/performance-based restricted stock units (PSUs)
Douglas C. Bryant	$1,199,985	20,250 RSUs
President and CEO		20,249 PSUs
		40,499 Options
Randall Steward	$449,991	7,594 RSUs
Chief Financial Officer		7,593 PSUs
		15,187 Options
Robert J. Bujarski	$424,984	7,172 RSUs
SVP, Business Development and General Counsel		7,171 PSUs
		14,343 Options
Werner Kroll, Ph.D.	$424,984	7,172 RSUs
SVP, Research and Development		7,171 PSUs
		14,343 Options
Edward K. Russell	$424,984	7,172 RSUs
SVP, North America Commercial Operations		7,171 PSUs
		14,343 Options

In February 2018, the Board confirmed that the performance targets related to the PSUs were fully achieved and that the shares fully vested early upon achievement of $277.7 million in total annual revenues for the fiscal-year ended 2017, which exceeded the performance target of achieving $255.0 million in annual revenues during any one of the 2017 to 2019 fiscal years. Consequently, common stock was issued on February 15, 2018 pursuant to the PSUs awarded on February 15, 2017.
Our 2018 long-term equity incentive program for our Named Executive Officers includes incentive stock-based awards in the form of non-qualified stock options, time-based restricted stock units and performance-based restricted stock units similar to the 2017 program, with the exception that the net revenue growth targets will not be adjusted for influenza revenue volatility and may be adjusted for future acquisition or divestiture activity.
Equity Ownership Guidelines
To further align the interests of our directors and executives with those of our other stockholders, the Board of Directors has adopted share ownership guidelines. Under these guidelines, each non-employee director, the Chief Executive Officer, each Senior Vice President and each Vice President is required to retain and hold 50% of the shares acquired under any equity incentive award granted on or after March 19, 2004 (after subtracting shares sold to pay for option exercise costs, and relevant federal and state taxes which are assumed to be at the highest marginal tax rates). The foregoing share retention rule applies unless such director or officer beneficially owns shares with a value at or in excess of the following share ownership guidelines:

•	Chief Executive Officer — 3 times then-current annual base salary,

•	Senior Vice Presidents — 2 times then-current annual base salary,

•	Vice Presidents — 1 times then-current annual base salary, and

•	Non-employee directors — 3 times then-current annual cash retainer.
The value of an individual’s shares for purposes of the share ownership guidelines is deemed to be the greater of the then-current fair market value of the stock, or the individual’s cost basis in the stock. Shares counted in calculating the share ownership guidelines include shares beneficially owned outright, whether from open market purchases, purchases through the Company’s Employee Stock Purchase Plan, shares retained after option exercises, shares of restricted stock that have no further restrictions remaining, and vested restricted stock units. In addition, in the case of vested, unexercised, in-the-money stock options, the in-the-money value of the stock options will be included in the share ownership guidelines calculation. Individuals have five years from their election, hire or promotion to satisfy the share ownership guidelines. All officers and directors meet these ownership guidelines or are in compliance with the guidelines for retaining equity awards until compliance is reached.
Restrictions on Trading Securities (Including Hedging and Pledging)
We have an insider trading policy that prohibits employees and directors from engaging in speculative transactions involving our securities. Accordingly, hedging transactions involving our securities, including, but not limited to purchase of stock on margin, short sales, buying or selling puts or calls, and any other similar transactions or arrangements that have an economic consequence of establishing downside price protection are prohibited. Our insider trading policy also prohibits officers and directors from pledging stock, subject to special Board approval. No special approvals have been provided to allow any current officer or director to pledge stock.
Pay Recoupment Policy
The 2017 and 2018 Cash Incentive Plans contain provisions providing for pay recoupment in compliance with applicable legislation and regulation. The Board expects to enact a pay recoupment policy when the regulations mandated by the Dodd-Frank Act are implemented by the SEC. At a minimum, the policy will comply with the Dodd-Frank Act and related regulations.
Employment and Severance Agreements
We have entered into change of control agreements with each of our executive officers in order to foster their objectivity in making decisions with respect to any pending or threatened change in control transaction and to alleviate certain risks and uncertainties with regard to our executive officers’ financial and professional security that might be created by a pending or threatened change in control transaction. The details of the change in control agreements and any employment or severance arrangements entered into with our executive officers are provided under the caption “Employment, Change in Control and Severance Arrangements” below in this Proxy Statement.
Tax Deductibility of Compensation
In general, Section 162(m) of the U.S. tax code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to the executives designated in Section 162(m) of the

Code, including, but not limited to, its chief executive officer and other highly compensated executives of such corporation whose compensation is required to be disclosed in its proxy statement.  The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
Prior to the repeal of Section 162(m)’s performance-based exemption, we in general sought to structure our compensation programs in a manner intended to comply with Section 162(m), although our Compensation Committee reserved the right to provide compensation (such as base salary and service-based vesting RSUs) if, in its judgment, such payments were necessary to achieve our compensation objectives and in the best interests of the Company and its stockholders.  However, despite the Compensation Committee’s efforts to structure certain compensation elements in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will.
While we will continue to consider the tax effect (including with respect to the expected lack of deductibility under amended Section 162(m)) of compensation decisions, the principal consideration behind our selection of components of executive compensation continues to be whether the component can facilitate achievement of our executive compensation program objectives. In this regard, for 2018, we have not made any changes to the basic structure of our executive compensation program.
Stock Option Grant Practices
As described above, the Company uses stock options as part of its overall compensation program. The stock option awards provide individuals with the right to purchase a specified number of shares of the Company’s stock at a specific price. The Company sets the exercise price of the stock options that it awards at or above the closing price of the Company’s stock on the grant date. Accordingly, the option grant will have value to the individual only if he or she continues in our service during the vesting period and then generally only if and to the extent that the market price of the underlying shares of common stock appreciates over the option term.
Awards of equity-based compensation to our executive officers, such as options, are determined and approved by the Board of Directors or the Compensation Committee. Equity grants are typically made at the time of hire for executives and then annually as part of the overall executive compensation review. The specific terms of the awards are determined based on the position of the individual in the organization and as part of the applicable annual equity incentive program.
New hire grants are approved by the Board of Directors or the Compensation Committee when the executive’s hire is approved, with the actual option grant issued on the first date of employment and the exercise price of such options being set at the closing price of the Company’s common stock on that date. Annual performance grants made as part of the overall executive compensation program are generally made as of the date of Board or Compensation Committee approval. This typically occurs prior to the end of the first quarter, with grants effective on the date of Board or Compensation Committee approval and at a price at or above the closing price on the grant date.
Perquisites and Other Benefits
The Compensation Committee believes that the Named Executive Officers should participate in the same benefit programs as the Company’s other employees and that special executive perquisites should be minimal. Consistent with this philosophy, the Named Executive Officers participate in the Company’s employee benefit plans on the same terms as other employees. These plans include medical and dental insurance, disability coverage, life insurance, the employee stock purchase plan and the 401(k) Plan.
Compensation of the Chief Executive Officer
Our Chief Executive Officer participates in the same executive compensation program provided to our other executive officers and senior management as described above. The Compensation Committee’s approach to setting compensation for the Chief Executive Officer is to be competitive with comparable companies and to have a significant portion of total compensation depend upon the achievement of performance goals for the Company.
In February 2017, the Compensation Committee approved an increase in the annual base salary for Mr. Bryant from $558,846 to $574,846. As described above, the Compensation Committee approved payout, effective February 23, 2018, under the 2017 Cash Incentive Plan for combined achievement of revenue performance, EBITDA goals and channel efficiencies at 111% of target, and accordingly, Mr. Bryant earned a payout of $797,599. As discussed above under the caption “--Longer-Term Equity Incentive

Awards,” in 2017, Mr. Bryant was also awarded 20,250 time-based restricted stock units, 20,249 performance-based restricted stock units, and 40,499 non-qualified stock options.
Compensation of the Other Named Executive Officers
In February 2017, the Compensation Committee approved an increase in the base salaries of Mr. Steward, Mr. Bujarski, Dr. Kroll and Mr. Russell. Base salaries were approved as follows:

Executive Officer	Prior Base Salary	2017 Base Salary
Randall J. Steward	$365,058	$375,058
Chief Financial Officer
Robert J. Bujarski	$362,759	$372,759
SVP, Business Development and General Counsel
Werner Kroll, Ph.D.	$350,127	$372,000
SVP, Research and Development
Edward K. Russell	$362,708	$372,708
SVP, North America Commercial Operations
As described above, the Compensation Committee approved payout, effective February 23, 2018, under the 2017 Cash Incentive Plan for combined achievement of revenue performance, EBITDA goals and channel efficiencies at 109% of target for non-CEO executive officers, and, accordingly, Mr. Steward, Mr. Bujarski, Dr. Kroll and Mr. Russell earned a payout of $306,610, $304,730, $304,110 and $304,689, respectively.
As discussed above under the caption “--Longer-Term Equity Incentive Awards,” in 2017, Mr. Steward, Mr. Bujarski, Dr. Kroll and Mr. Russell were awarded shares of time-based and performance-based restricted stock units and non-qualified stock options.

CEO Pay Ratio Disclosure
We are providing the following information regarding the relationship of the annual total compensation of our CEO and that of our “median employee,” as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with these new pay ratio disclosure rules.
For our 2017 fiscal year:

•	The estimated median of the annual total compensation of all of our employees, excluding the CEO, was $85,881;

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table below, was $2,583,548; and

•	The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was estimated to be 30 to 1.
In determining the pay ratio information provided above, we first identified our “median employee” for the 2017 fiscal year by using the following methodology, as permitted by the SEC’s pay ratio disclosure rules:

•
We selected October 1, 2017 as the date upon which we would identify our employee population and median employee, and, from our tax and payroll records, we compiled a list of 640 total U.S.-based full-time, part-time, temporary and seasonal employees who were employed on that date. We excluded 14 employees working outside the United States from the calculation (approximately 2.1% of our workforce), consisting of approximately 1, 8, 1, 1, 2, and 1 employees working in China, Germany, Korea, Saudi Arabia, Canada and the UK, respectively.

•
We used total cash compensation during the 2017 fiscal year as a consistently applied compensation measure to identify our median employee from the employees on the list. For this purpose, we define total cash compensation as the sum of base wages and annual incentives payable in cash during the year. We did not annualize the total cash compensation of any permanent employees who were employed for less than the full year.

Once our median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of the CEO, as reported in the Summary Compensation Table below.
It should be noted that the SEC’s pay ratio disclosure rules provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee and the pay ratio. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.

Summary Compensation Table
The following table sets forth information relating to fiscal years 2017, 2016 and 2015 compensation of our Chief Executive Officer, Chief Financial Officer and three other most highly paid persons serving as executive officers as of December 31, 2017.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non- Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Douglas C. Bryant	2017	574,846	853,719	346,266	797,599	11,118	2,583,548
President and CEO	2016	558,846	256,010	549,005	391,192	10,014	1,765,067
	2015	542,540	379,026	899,993	316,844	9,714	2,148,117
Randall J. Steward	2017	375,058	320,142	129,849	306,610	12,702	1,144,361
Chief Financial Officer	2016	365,058	82,221	228,753	153,324	12,702	842,058
	2015	345,050	124,986	374,998	132,293	12,402	989,729
Robert J. Bujarski	2017	372,759	302,351	122,633	304,730	9,030	1,111,503
SVP, Business Development and General Counsel	2016	362,759	96,851	205,873	152,359	9,030	826,872
	2015	345,050	128,045	337,491	132,293	8,730	951,609
Werner Kroll, Ph.D.	2017	372,000	302,351	122,633	304,110	12,702	1,113,796
SVP, Research and Development	2016	350,127	96,036	205,873	147,053	11,046	810,135
	2015	339,900	112,485	337,491	130,318	10,746	930,940
Edward K. Russell	2017	372,708	302,351	122,633	304,689	9,606	1,111,987
SVP, North America Commercial Operations	2016	362,708	81,601	205,873	152,337	9,030	811,549

(1)	The amounts shown reflect base salary compensation for the executive officers as increased in February 2017.

(2)
This column represents the grant date fair value of service-based and performance-based restricted stock awards granted during fiscal years 2017, 2016 and 2015 as well as (i) for 2015, the Premium RSUs associated with the 2015 Employee Deferred Bonus Compensation Program; and (ii) for 2016, the Premium RSUs associated with the 2016 Employee Deferred Bonus Compensation Program as described in Note (1) in the Nonqualified Deferred Compensation table. For the year ended December 31, 2017, the deferred bonus compensation program was suspended temporarily by the Board. Restricted stock awards are valued based on the closing share price on the date of grant. For additional information with respect to the 2017 grants, refer to Note 6 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC. See the “Grants of Plan-Based Awards in Fiscal Year 2017” table for information on stock awards granted in 2017.

(3)
This column represents the grant date fair value of stock options granted during fiscal years 2017, 2016 and 2015. The grant date fair value of option awards is determined using the Black-Scholes option pricing model. For additional information on the valuation assumptions with respect to the 2017 grants, refer to Note 6 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017. See the “Grants of Plan-Based Awards in Fiscal Year 2017” Table for information on options granted in 2017.

(4)
This column represents the approved awards to each executive officer under the 2017 Cash Incentive Plan, the 2016 Cash Incentive Plan, and the 2015 Cash Incentive Plan and 2015 ICP+ Plan. Each executive officer could also elect to participate in the 2016 Employee Deferred Bonus Compensation Program and the 2015 Employee Deferred Bonus Compensation Program with respect to any payments received under the 2016 Cash Incentive Plan and the 2015 Cash Incentive Plan, respectively. The cash bonus under the 2017 Cash Incentive Plan was paid in early 2018. The cash component of the bonus under the 2016 Cash Incentive Plan was paid out in early 2017. The cash component of the bonus under the 2015 Cash Incentive Plan and the 2015 ICP+ Plan were paid in early 2016. For 2015 and 2016, the amounts shown are inclusive of the cash component and deferred Covered Bonus component of the electing officers’ award, but do not include the Premium RSUs component which is included as a component of the amounts in the “Stock Awards” column.

(5)
During the year ended December 31, 2017, (a) we made contributions under our 401(k) Plan for Mr. Bryant, Mr. Steward, Mr. Bujarski, Dr. Kroll and Mr. Russell and (b) we funded a group term life insurance plan providing life insurance in an amount equal to two times the executive officer’s annual salary, a benefit that is provided to all employees. Amounts related to contributions under our 401(k) Plan, life insurance and other compensation for Mr. Bryant, Mr. Steward, Mr. Bujarski, Dr. Kroll and Mr. Russell were as follows:
Components of All Other Compensation

	401(k) Contributions ($)	Group Term Life Insurance Premiums Compensation ($)
Douglas C. Bryant	7,950	3,168
Randall J. Steward	7,950	4,752
Robert J. Bujarski	7,950	1,080
Werner Kroll, Ph.D.	7,950	4,752
Edward K. Russell	7,950	1,656

Grants of Plan-Based Awards in Fiscal Year 2017
The following table sets forth all plan-based awards granted to our Named Executive Officers during fiscal year 2017.

Name and Principal Position	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options: (#)(4)	Exercise or Base Price of Option Awards ($/sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas C. Bryant	2/15/2017	—	—	—		20,249		20,250	40,499	21.08	1,199,985
	2/15/2017(1)	359,279	718,558	1,005,981				—	—	—	—
Randall J. Steward	2/15/2017	—	—	—		7,593		7,594	15,187	21.08	449,991
	2/15/2017	140,647	281,294	375,058				—	—	—	—
Robert J. Bujarski	2/15/2017	—	—	—		7,171		7,172	14,343	21.08	424,984
	2/15/2017(1)	139,785	279,569	372,759				—	—	—	—
Werner Kroll, Ph.D.	2/15/2017	—	—	—		7,171		7,172	14,343	21.08	424,984
	2/15/2017(1)	139,500	279,000	372,000				—	—	—	—
Edward K. Russell	2/15/2017	—	—	—		7,171		7,172	14,343	21.08	424,984
	2/15/2017(1)	139,766	279,531	372,708				—	—	—	—

(1)
This row shows the potential value of the payout under the “Estimated Future Payouts” column for each Named Executive Officer under the 2017 Cash Incentive Plan program if the threshold, target and maximum goals were satisfied for all performance measures. The business measurements, performance goals and salary and bonus multiples for determining the payout are described in the “Compensation Discussion and Analysis” section. The performance measurements were achieved in fiscal year 2017 in the aggregate at the 111% level for Mr. Bryant and at the 109% level for the other NEOs and payouts were made as described under the heading “—Annual Cash Incentive Awards” in the “Compensation Discussion and Analysis” section and in Note (4) to the “Summary Compensation Table.”

(2)
This column shows the potential number of awards to be paid out for each Named Executive Officer related to the performance-based restricted stock units if the target is achieved. The performance-based restricted stock units for Mr. Bryant, Mr. Steward, Mr. Bujarski, Dr. Kroll and Mr. Russell were granted on February 15, 2017 and vest over three years, the vesting of which is subject to the achievement of net revenue growth targets, as adjusted for influenza revenue volatility. As described in the “Compensation Discussion and Analysis” section, in February 2018, the Board confirmed that the performance targets related to the performance-based restricted stock units were fully achieved and that the shares fully vested on February 18, 2018 upon early achievement of net revenue growth targets.

(3)
This column shows the number of time-based restricted stock units granted in 2017 to the Named Executive Officers. The time-based restricted stock units for Mr. Bryant, Mr. Steward, Mr. Bujarski, Dr. Kroll and Mr. Russell were granted on February 15, 2017 and have cliff vesting at the end of four years.

(4)
This column shows the number of stock options granted in 2017 to the Named Executive Officers. These options vest and become exercisable ratably over four years, with one half of the award vesting on the two-year anniversary of the grant date and the remaining vesting annually thereafter through the remaining four-year vesting period.

(5)	This column shows the exercise price for the stock options granted, which was the closing price of our common stock on the date of grant.

(6)
This column shows the full grant date fair value under ASC Topic 718 of time-based restricted stock units, performance-based restricted stock units and stock options granted to the Named Executive Officers in 2017. For the time-based restricted stock units and performance-based restricted units, fair value is calculated using the closing price of our common stock on the grant date. The grant date fair value is the amount that the Company would expense in its consolidated financial statements over the award’s vesting schedule, unless the named executive leaves the Company. For stock options, fair value is calculated using the Black-Scholes value on the grant date and is the amount that the Company will expense in its consolidated financial statements over the award’s vesting schedule, unless the named executive leaves the Company. For additional information on the valuation assumptions, refer to Note 6 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017.

Outstanding Equity Awards at 2017 Fiscal Year-End
The following table provides information on the holdings of stock options, restricted stock units and performance based stock units by the Named Executive Officers as of December 31, 2017. This table includes unexercised and unvested stock options and unvested restricted stock units or performance based stock units. Each equity grant is shown separately for each Named Executive Officer. The vesting schedule for each grant is shown following this table, based on the option or stock award grant date. The market value of the stock awards is based on the closing market price of our common stock as of December 31, 2017, which was $43.35. For additional information about the option awards and stock awards, see the description of “Longer-Term Equity Incentive Awards” in the “Executive Compensation” section.

	Option Grant Date	Option Awards(1)				Stock Awards
Name		Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)	Option Exercise Price($)	Option Expiration Date	Stock Award Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Douglas C. Bryant	2/2/2009	293,212	—	12.36	2/2/2019			—	—
	1/18/2010	55,458	—	15.28	1/18/2020			—	—
	3/2/2011	85,918	—	12.63	3/2/2021			—	—
	3/2/2012	120,393	—	15.19	3/2/2022			—	—
	2/25/2013	96,217	—	22.21	2/25/2023			—	—
	2/24/2014	69,766	23,255	27.57	2/24/2024	2/24/2014	(2)	1,061	45,994
	2/5/2015	46,924	46,923	23.41	2/5/2025	2/5/2015	(2)	6,407	277,743
	2/10/2016	—	93,847	15.40	2/10/2026	2/10/2016	(2)	12,815	555,530
						12/31/2016	(3)	2,808	121,727
	2/15/2017	—	40,499	21.08	2/15/2027	2/15/2017	(2)	20,250	877,838
						2/15/2017	(4)	20,249	877,794
Randall J. Steward	2/24/2014	28,621	9,541	27.57	2/24/2024	2/24/2014	(2)	436	18,901
	2/5/2015	19,552	19,551	23.41	2/5/2025	2/5/2015	(2)	2,669	115,701
	2/10/2016	—	39,103	15.40	2/10/2026	2/10/2016	(2)	5,339	231,446
	2/15/2017	—	15,187	21.08	2/15/2027	2/15/2017	(2)	7,594	329,200
						2/15/2017	(4)	7,593	329,157
Robert J. Bujarski	2/24/2014	—	7,156	27.57	2/24/2024	2/24/2014	(2)	327	14,175
	2/5/2015	—	17,596	23.41	2/5/2025	2/5/2015	(2)	2,402	104,127
	2/10/2016	—	35,192	15.40	2/10/2026	2/10/2016	(2)	4,805	208,297
						12/31/2016	(3)	1,094	47,425
	2/15/2017	—	14,343	21.08	2/15/2027	2/15/2017	(2)	7,172	310,906
						2/15/2017	(4)	7,171	310,863
Werner Kroll, Ph.D.	5/27/2014	—	6,620	22.85	5/27/2024	5/27/2014	(5)	10,940	474,249
						5/27/2014	(5)	17,505	758,842
	2/5/2015	—	17,596	23.41	2/5/2025	2/5/2015	(2)	2,402	104,127
	2/10/2016	—	35,192	15.40	2/10/2026	2/10/2016	(2)	4,805	208,297
						12/31/2016	(3)	1,055	45,734
	2/15/2017	—	14,343	21.08	2/15/2017	2/15/2017	(2)	7,172	310,906
						2/15/2017	(4)	7,171	310,863
Edward K. Russell	10/12/2015	17,606	17,605	18.32	10/12/2015	10/12/2015	(6)	13,646	591,554
	2/10/2016	—	35,192	15.40	2/10/2026	2/10/2016	(2)	4,805	208,297
						12/31/2016	(3)	364	15,779
	2/15/2017	—	14,343	21.08	2/15/2027	2/15/2017	(2)	7,172	310,906
						2/15/2017	(4)	7,171	310,863

(1)
Stock options are service-based and vest over four years. For stock options that were not exercisable at December 31, 2017 and are presented in the table above, the first 50% vest on the second anniversary of the grant date and the remaining options vest 25% annually thereafter through the remaining four-year vesting period.

(2)
Represents restricted stock granted to the Named Executive Officers. For the 2016 grants, the first 50% of the award vests on the second anniversary of the grant date and the remaining award vests 25% annually thereafter through the remaining four-year vesting period. For the 2017 grants, the awards have cliff vesting over four years.

(3)	Represents the Premium RSUs component related to the 2016 Employee Deferred Bonus Compensation Program as detailed in the Nonqualified Deferred Compensation table, which vested in February 2018.

(4)
Represents performance-based restricted stock units granted to the Named Executive Officers. Performance-based restricted stock units granted in February 2017 vest over three years, subject to the achievement of performance metrics tied to net revenue, which were achieved as of December 31, 2017. The early achievement of the performance targets resulted in the early vesting and release of the shares on February 18, 2018.

(5)
Represents restricted stock units granted to Dr. Kroll upon his appointment as the Company’s Senior Vice President, Research and Development. The first award of 10,940 shares vests on the fourth anniversary of the grant date and the second award of 17,505 shares vests annually over four years, beginning on May 27, 2019.

(6)
Represents restricted stock units granted to Mr. Russell upon his appointment as the Company’s Senior Vice President, Global Commercial Operations. The stock award vests on the fourth anniversary of the grant date.

Option Exercises and Stock Vested in Fiscal Year 2017
The following table sets forth stock options that were exercised by, and restricted stock that vested for, the Named Executive Officers during fiscal year 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (5)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(6)
Douglas C. Bryant	468,000	8,757,409	1,061	(1)	22,440
			6,408	(2)	122,713
			1,097	(3)	23,202
			5,206	(4)	107,712
Randall J. Steward	130,598	2,325,092	435	(1)	9,200
			2,670	(2)	51,131
			450	(3)	9,518
Robert J. Bujarski	146,929	2,509,606	326	(1)	6,895
			2,403	(2)	46,017
			338	(3)	7,149
			1,025	(4)	21,207
Werner Kroll, Ph.D.	37,459	642,948	2,403	(2)	46,017

Edward K. Russell	—	—	—		—

(1)
During 2017, restrictions lapsed with respect to 1,061, 435 and 326 shares of restricted stock held by Mr. Bryant, Mr. Steward and Mr. Bujarski, respectively. The market price for our common stock on the date of vesting was $21.15 per share.

(2)
During 2017, restrictions lapsed with respect to 6,408, 2,670, 2,403 and 2,403 shares of restricted stock held by Mr. Bryant, Mr. Steward, Mr. Bujarski, and Dr. Kroll, respectively. The market price for our common stock on the date of vesting was $19.15 per share.

(3)
During 2017, restrictions lapsed with respect to 1,097, 450 and 338 shares of restricted stock held by Mr. Bryant, Mr. Steward and Mr. Bujarski, respectively. The market price for our common stock on the date of vesting was $21.15 per share.

(4)
During 2017, restrictions lapsed with respect to 5,206 and 1,025 shares of restricted stock held by Mr. Bryant and Mr. Bujarski, respectively. The market price for our common stock on the date of vesting was $20.69 per share.

(5)
The value realized on exercise equals the intrinsic value of the exercise which is the gain realized in the difference from the market price of the shares sold and the exercise price of the shares purchased.

(6)
The value realized on vesting equals the closing price of the Company’s common stock on the vesting date (the date the restrictions lapsed) multiplied by the number of shares with respect to which restrictions lapsed on such date.

Nonqualified Deferred Compensation
The following table sets forth compensation deferred by each of the Named Executive Officers during fiscal year 2017.

Name	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions in last FY ($)(2)	Aggregate Balance at Last FYE ($)(3)
Douglas C. Bryant	1,066,668	(143,135)	2,088,820

Randall J. Steward	—	—	—

Robert J. Bujarski	311,457	(46,248)	608,470

Werner Kroll, Ph.D.	102,732	—	198,283

Edward K. Russell	90,064	—	173,833

(1)	Represents the change in value of the deferred incentive compensation for each executive officer relating to the Deferred Bonus Programs.

(2)
The amounts set forth in the Aggregate Withdrawals/Distributions column represent the market value of the stock on the date of distribution to Messrs. Bryant, Steward and Bujarski in accordance with their specified distribution elections.

(3)
Aggregate deferrals include deferrals from the 2013 Employee Deferred Bonus Compensation Program, 2014 Employee Deferred Bonus Compensation Program, 2015 Employee Deferred Bonus Compensation Program and 2016 Employee Deferred Bonus Compensation Program (Collectively, the "Deferred Bonus Programs"). For the year ended December 31, 2017, the deferred bonus compensation program was suspended temporarily by the Board.

Employment, Change in Control and Severance Arrangements
In connection with the appointment of Mr. Bryant as our President and Chief Executive Officer, on January 16, 2009, Mr. Bryant entered into an employment agreement with us. Mr. Bryant’s employment agreement sets forth the terms of his employment with us and provides for, among other matters: (i) a minimum base salary of $450,000 per annum, subject to adjustment upward by the Board of Directors or its Compensation Committee; and (ii) an annual cash incentive bonus based upon attainment of performance goals set by the Board of Directors or its Compensation Committee with a target of at least 80% of base salary and a maximum opportunity of at least up to 120% of base salary.
Under his employment agreement, Mr. Bryant is an “at-will” employee, which means that either Mr. Bryant or we may terminate his employment at any time for any reason. However, and except in the context of a change in control, if Mr. Bryant’s employment with us is terminated without cause or he terminates his employment for “good reason” (as defined in the employment agreement) and thereafter delivers and does not revoke a general release, he is entitled to a severance payment equal to eighteen (18) months of his then-current base salary and payment of health insurance premiums for a period of eighteen (18) months following termination. Amounts payable to Mr. Bryant upon a change in control of the Company are generally governed by his change in control agreement, dated as of January 16, 2009, which is described below.
Mr. Steward, Mr. Bujarski, Dr. Kroll and Mr. Russell are each “at will” employees of the Company with compensation arrangements that include, among other matters: (i) a minimum base salary, currently of $386,309, $383,941, $383,160 and $383,889 per annum, respectively and (ii) eligibility for an annual bonus in accordance with the Company’s bonus plan. In addition, except in the context of a change of control, if we terminate Mr. Bujarski’s employment without cause, he would be entitled to a severance payment equal to six months of his annual salary.
Each of Mr. Bryant, Mr. Steward, Mr. Bujarski, Dr. Kroll and Mr. Russell has entered into a change in control agreement with us, which provides for the payment of severance benefits in the event of termination of employment in connection with a change in control of the Company. The severance benefits are payable if their respective employment with us is terminated within 30 days prior to or three years following a change in control, unless terminated for cause or the termination is the result of a voluntary resignation (which does not include resignations stemming from a material adverse change in responsibilities, status, compensation, authority or location of work place) or their death or disability.

The severance benefits under the change in control agreements generally consist of a lump sum cash payment equal to two times the sum of (i) such executive’s highest annual salary rate within the three year period ending on the date of termination plus (ii) an amount equal to the annualized average of all bonuses paid to the executive during the two-year period immediately before the date of termination. In addition, the change in control agreements provide for: payment of $25,000 to help defray the legal, tax and accounting fees and other costs associated with transitional matters; continued coverage for two years under our group medical insurance, group dental insurance, group-term life insurance and disability insurance programs unless and to the extent the executive obtains concurrent coverage through another program in which case our coverage will be terminated or reduced as applicable; and immediate vesting and exercisability of any and all unvested stock options and restricted stock of the executive (unless previously waived or otherwise expressly agreed to by the executive).

Potential Post-Employment Payments
As described above, our Named Executive Officers have employment, severance and/or change of control agreements with us. The table below illustrates the compensation that would be payable by the Company to each Named Executive Officer in the event of a change in control of the Company or a termination of the Named Executive Officer’s employment with the Company for various described reasons, sometimes referred to in this section as a “triggering event.” In accordance with applicable rules of the SEC, the following discussion assumes:

•
that the triggering event in question, the death, disability, change in control or termination occurred on December 29, 2017, which was the last full business day prior to the last day of our 2017 fiscal year end which fell on Sunday, December 31, 2017; and

•	the calculations provided below are based on the closing market price of our common stock as of December 31, 2017, which was $43.35.
In addition, in connection with any actual termination of employment, the Board of Directors or the Compensation Committee may determine to enter into an agreement providing additional benefits or amounts, or altering the terms of benefits described below, as deemed appropriate by the Compensation Committee or the Board of Directors. The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can only be determined at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include our stock price at the time of termination and determinations by our Board of Directors.

Name and Principal Position	Potential Executive Benefits and Payments	Voluntary Termination Total ($)	Retirement Total ($)	Involuntary, Not for Cause or Voluntary, Good Reason Termination Total ($)	Involuntary, for Cause Termination Total ($)	Change in Control (Qualifying Termination) Total ($)
Douglas C. Bryant	Base Salary(1)	—	—	862,269	—	1,149,692
	Short-term Incentive Bonus(2)	—	—	—	—	594,396
	Equity
	Restricted Stock Awards
	Unvested and accelerated(3)	—	—	—	—	2,756,626
	Stock Options
	Unvested and accelerated(4)	—	—	—	—	4,827,545
	Healthcare, Life and
	Disability(5)	—	—	32,814	—	43,752
	Accrued Vacation Pay(1)	59,187	59,187	59,187	59,187	59,187
	Other Payments(6)	—	—	—	—	25,000
Randall J. Steward	Base Salary(1)	—	—	—	—	750,116
	Short-term Incentive Bonus(2)	—	—	—	—	229,967
	Equity
	Restricted Stock Awards
	Unvested and accelerated(3)	—	—	—	—	1,024,405
	Stock Options
	Unvested and accelerated(4)	—	—	—	—	1,971,547
	Healthcare, Life and
	Disability(5)	—	—	—	—	43,656
	Accrued Vacation Pay(1)	13,012	13,012	13,012	13,012	13,012
	Other Payments(6)	—	—	—	—	25,000

Name and Principal Position	Potential Executive Benefits and Payments	Voluntary Termination Total ($)	Retirement Total ($)	Involuntary, Not for Cause or Voluntary, Good Reason Termination Total ($)	Involuntary, for Cause Termination Total ($)	Change in Control (Qualifying Termination) Total ($)
Robert J. Bujarski	Base Salary(1)	—	—	186,380	—	745,518
	Short-term Incentive Bonus(2)	—	—	—	—	228,545
	Equity
	Restricted Stock Awards
	Unvested and accelerated(3)	—	—	—	—	995,793
	Stock Options
	Unvested and accelerated(4)	—	—	—	—	1,766,822
	Healthcare, Life and
	Disability(5)	—	—	—	—	45,528
	Accrued Vacation Pay(1)	55,555	55,555	55,555	55,555	55,555
	Other Payments(6)	—	—	—	—	25,000
Werner Kroll	Base Salary(1)	—	—	—	—	744,000
	Short-term Incentive Bonus(2)	—	—	—	—	225,582
	Equity
	Restricted Stock Awards
	Unvested and accelerated(3)	—	—	—	—	2,213,018
	Stock Options
	Unvested and accelerated(4)	—	—	—	—	1,789,610
	Healthcare, Life and
	Disability(5)	—	—	—	—	38,832
	Accrued Vacation Pay(1)	—	—	—	—	—
	Other Payments(6)	—	—	—	—	25,000
Edward K. Russell	Base Salary(1)	—	—	—	—	745,416
	Short-term Incentive Bonus(2)	—	—	—	—	228,513
	Equity
	Restricted Stock Awards
	Unvested and accelerated(3)	—	—	—	—	1,437,399
	Stock Options
	Unvested and accelerated(4)	—	—	—	—	1,303,035
	Healthcare, Life and
	Disability(5)	—	—	—	—	47,664
	Accrued Vacation Pay(1)	—	—	—	—	—
	Other Payments(6)	—	—	—	—	25,000

(1)	Payable in one lump sum upon termination.

(2)	This amount represents the annualized average of all bonuses paid to the executive for 2016 and 2017. The 2017 bonus was paid out in February 2018.

(3)
This represents the value of unvested restricted stock awards, including stock awards associated with the premium stock awards earned pursuant to the Employee Deferred Bonus Compensation Programs as detailed in the Nonqualified Deferred Compensation table.

(4)	This represents the intrinsic value of in-the-money unvested stock options (based on a market price of $43.35 per share as of the last full business day prior to the end of our fiscal year 2017).

(5)
Per the change in control agreements, for two years, coverage is continued under our group medical and group dental insurance programs unless and to the extent the executive obtains concurrent coverage through another program in which case our coverage will be terminated or reduced as applicable. In addition, if Mr. Bryant’s employment is terminated without cause or he terminates his employment for “good reason” (as defined in his employment agreement) and thereafter does not revoke a general release, he is entitled to receive payment of health insurance premiums for a period of eighteen months following termination.

(6)	Each executive officer’s change in control agreement provides for payment of $25,000 to help defray the legal, tax and accounting fees and other costs associated with transitional matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the number of shares of our common stock beneficially owned as of March 21, 2018 by (i) those known to be the beneficial owners of more than five percent (5%) of our outstanding common stock, (ii) each of the current directors and nominees for director, (iii) each of the Company’s Named Executive Officers (as included in the Summary Compensation Table herein) and (iv) all directors and executive officers as a group. On March 21, 2018, there were 37,281,527 shares of our common stock outstanding.

	Beneficial Ownership of Common Stock(1)(2)
Name	Number of Shares	Percent of Class
Beneficial Owners
Brown Capital Management, LLC(3)	5,599,739	15.0%
1201 N. Culver Street
Baltimore, Maryland 21202
T. Rowe Price Associates, Inc.(4)	3,379,047	9.1%
100 E. Pratt Street
Baltimore, Maryland 21202
Entities affiliated with Larry N. Feinberg(5)	2,493,348	6.7%
Oracle Associates LLC
200 Greenwich Avenue, 3rd Floor
Greenwich, Connecticut 06820
The Vanguard Group(6)	2,424,260	6.5%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
BlackRock, Inc.(7)	1,790,347	4.8%
55 E. 52nd Street
New York, NY 10055
Directors and Nominees for Director
Thomas D. Brown(8)	151,546	*
Douglas C. Bryant(9)	1,116,357	2.9%
Kenneth F. Buechler(10)	147,041	*
Mary Lake Polan(11)	122,147	*
Jack W. Schuler(12)	4,391,300	11.8%
Charles P . Slacik(13)	25,137	*
Matthew W. Strobeck (14)	47,075	*
Kenneth J. Widder(15)	33,772	*
Named Executive Officers
Randall J. Steward(16)	118,832	*
Robert J. Bujarski(17)	91,821	*
Werner Kroll(18)	42,316	*
Edward K. Russell(19)	44,089	*
All directors and executive officers as a group (14 persons)(20)	6,458,090	16.7%

*	Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise noted, and subject to applicable community property laws, each executive officer and director has sole voting and dispositive power with respect to the shares indicated. The address for our directors and executive officers is c/o Quidel Corporation, 12544 High Bluff Drive, Suite 200, San Diego, CA 92130.

(2)
Shares of common stock subject to options exercisable on or within 60 days of March 21, 2018 are deemed outstanding for computing the number of shares and the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)
Based on information reported in Amendment No. 7 to Schedule 13G filed with the SEC dated February 14, 2018 by Brown Capital Management, LLC and The Brown Capital Management Small Company Fund, a registered investment company, which is managed by Brown Capital Management, LLC, in which Brown Capital Management, LLC reported aggregate beneficial ownership of 5,599,739 shares of common stock with respect to which Brown Capital Management, LLC has sole voting power of 3,334,739 shares and sole dispositive power of 5,599,739 shares as of December 31, 2017.

(4)
Based on information reported in Amendment No. 16 to Schedule 13G filed with the SEC dated February 14, 2018 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc., which T. Rowe Price Associates, Inc. reported beneficial ownership of 3,379,047 shares of common stock with respect to which T. Rowe Price Associates, Inc. has sole voting power of 746,850 shares and sole dispositive power of 3,379,047 shares as of December 31, 2017.

(5)
Based on information reported in Amendment No. 15 to Schedule 13G filed with the SEC dated February 14, 2018 by Larry N. Feinberg, Oracle Partners, L.P., Oracle Institutional Partners, L.P., Oracle Ten Fund Master, LP, Oracle Investment Management, Inc. Employees Retirement Plan, The Feinberg Family Foundation, Oracle Associates, LLC and Oracle Investment Management, Inc., in which Mr. Feinberg reported aggregate beneficial ownership of 2,493,348 shares of common stock with respect to which he has shared voting and dispositive power of 2,493,348 shares as of December 31, 2017.

(6)
Based on information reported in Amendment No. 4 to Schedule 13G filed with the SEC dated February 12, 2018 by The Vanguard Group in which The Vanguard Group reported aggregate beneficial ownership of 2,424,260 shares of common stock with respect to which the filer has sole voting power of 56,200 shares, shared voting power of 2,395 shares, sole dispositive power of 2,368,270 and shared dispositive power of 55,990 shares as of December 31, 2017.

(7)
Based on information reported in Amendment No. 1 to Schedule 13G filed with the SEC dated January 23, 2018 by BlackRock, Inc. in which BlackRock, Inc. reported beneficial ownership of 1,790,347 shares of common stock with respect to which BlackRock, Inc. has sole voting power of 1,723,811 shares and sole dispositive power of 1,790,347 shares as of December 31, 2017.

(8)
Includes 82,280 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2018 and 2,420 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 21, 2018. Also includes 21,875 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.

(9)
Includes 789,529 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2018 and 41,542 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.

(10)
Includes 87,071 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2018 and 3,073 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 21, 2018. Also includes 15,464 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.

(11)
Includes 82,280 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2018 and 2,501 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 21, 2018. Also includes 14,236 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares. Also includes 7,000 shares owned by an adult son who resides with Dr. Polan; Dr. Polan disclaims beneficial ownership of these shares.

(12)
Includes 946,428 shares that are held indirectly by the Schuler Family Foundation, 230,000 shares held by the Schuler Grandchildren, LLC and 65,000 shares held indirectly by Mr. Schuler’s spouse. Mr. Schuler disclaims beneficial ownership of the 946,428 shares held indirectly by the Schuler Family Foundation, except to the extent of his pecuniary interest in such shares, if any. Also includes 5,065 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2018 and 2,501 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 21, 2018. Also includes 23,253 shares of common stock underlying an equal number of fully vested restricted stock units for which Mr. Schuler has no voting or dispositive power over such shares.

(13)
Includes 16,095 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2018, and 2,238 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 21, 2018. Also includes 4,203 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.

(14)
Includes 30,445 shares held by Birchview Fund, LLC (Dr. Strobeck has sole voting and dispositive power with respect to such shares in his capacity as the Managing Partner of such entity); 3,530 shares that are held directly by Dr. Strobeck; and 13,100 shares that are beneficially owned by Dr. Strobeck as custodian of his children's UGMAs.

(15)
Includes 22,440 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2018, and 2,592 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 21, 2018. Also includes 3,060 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.

(16)	Includes 87,042 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2018.

(17)
Includes 33,550 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2018 and 11,890 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.

(18)
Includes 26,394 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2018 and 4,574 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.

(19)	Includes 35,202 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2018.

(20)
All directors and executive officers as a group, including 1,343,602 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 21, 2018 and an aggregate of 15,901 shares of common stock underlying an equal number of restricted stock units issuable upon vesting on or within 60 days of March 21, 2018 and 155,870 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.

With the exception of information relating to stock options, restricted stock and restricted stock units we issued, all information with respect to beneficial ownership of shares of common stock referred to in this section is based on filings made by the respective beneficial owners with the SEC or information the beneficial owners provided to us.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under the securities laws of the U.S., our directors and executive officers and persons who own more than 10% of our common stock are required to report their initial beneficial ownership of our common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to disclose in this Proxy Statement any late filings during the year ended December 31, 2017. To our knowledge, all of the reports during 2017 were timely filed, except that Mr. Brown had two Form 4 reports and Dr. Buechler had one Form 4 report with respect to option exercises that were not filed on a timely basis due to an inadvertent administrative oversight.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2018 and to perform other appropriate accounting and tax services. We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2018. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young LLP, the selection of the Company’s independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
One or more representatives of Ernst & Young LLP are expected to be at the Annual Meeting. The representatives of Ernst & Young LLP will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
Vote Required and Board Recommendation
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2018. Our Board of Directors Unanimously Recommends that the Stockholders Vote FOR the Ratification of the Selection of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018.

PROPOSAL 3
ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION
We are providing stockholders with an advisory (non-binding) vote on the compensation of our Named Executive Officers (commonly referred to as “say on pay”). Accordingly, you may vote on the following resolution at the Annual Meeting:
“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative discussion in this Proxy Statement, is hereby approved.”
The advisory approval of the Company’s executive compensation is a non-binding vote on the compensation paid to the Company’s Named Executive Officers, as described pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables, and the narrative discussions, set forth in this Proxy Statement.
As described in detail under “Executive Compensation--Compensation Discussion and Analysis,” our compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company’s executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with our stockholders’ long-term interests. Stockholders are encouraged to read the “Compensation Discussion and Analysis” section, the accompanying compensation tables, and the related narrative discussion.
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our Named Executive Officers and will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
Vote Required and Board Recommendation
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve the advisory vote on executive compensation. Our Board of Directors Unanimously Recommends that the Stockholders Vote FOR the Approval, on an advisory basis, of the Compensation of our Named Executive Officers.

PROPOSAL 4
ADOPTION OF THE 2018 EQUITY INCENTIVE PLAN
General
At the Annual Meeting, the stockholders will be asked to approve the Quidel Corporation 2018 Equity Incentive Plan (the “2018 Plan”). The 2018 Plan was unanimously approved by the Board of Directors on March 29, 2018, subject to the approval of stockholders at the Annual Meeting. We continue to rely heavily upon equity compensation to recruit, retain, motivate and reward our employees, management, directors and other qualified persons, and to align their interests with the interests of our stockholders. By approving Proposal 4, stockholders will enable us to continue to use equity compensation for these purposes.
Our equity compensation program is currently operated under the Quidel Corporation 2016 Equity Incentive Plan (the “2016 Plan”). As of March 21, 2018, there were 2,545,649 stock options and 716,484 restricted awards outstanding under the Company’s equity compensation plans and 1,555,635 shares remained available for future issuance. The weighted average exercise price of the outstanding options is $20.34 with a weighted average remaining term of 6.01 years. Other than the foregoing, no other awards under the Company’s equity compensation plans were outstanding as of March 21, 2018. Upon approval of the 2018 Plan by stockholders, the 2018 Plan will supersede and replace the 2016 Plan and all other similar plans adopted by the Company at any time in the past (collectively, the “Prior Plans”), provided that all Prior Plans shall remain in effect until all awards granted under the Prior Plans have been exercised, forfeited, canceled, or have otherwise expired or terminated. No further awards will be made under the Prior Plans if and when the 2018 Plan is approved by stockholders.
Please refer to the Securities Available for Issuance Under Our Equity Compensation Plans table on Page 18 for information regarding our equity incentive plans.
The potential dilution from the 1,650,000 “new” shares requested to be approved by stockholders is 4.43% of the Company’s outstanding shares of common stock as of March 21, 2018. The potential dilution from the 4,817,768 shares authorized for issuance under the 2016 Plan is 12.92% of the Company’s outstanding shares of common stock as of March 21, 2018. Therefore, if the 2018 Plan is approved, the Company’s total potential dilution would increase from 12.92% of the Company’s outstanding shares of common stock under the 2016 Plan as of March 21, 2018 to 17.35% of the Company’s outstanding shares of common stock under the 2018 Plan as of March 21, 2018.
The Company considers its long-term dilution by managing the number of shares subject to equity awards that it grants annually, commonly referred to as the burn rate (calculated by dividing all shares subject to equity awards granted during the fiscal year by the number of outstanding shares at the end of the fiscal year). The burn rate shows how rapidly a company is depleting its shares reserved for future issuance under its equity compensation plans. Over the past three fiscal years, the Company’s burn rate has averaged 2.29% (1.81% in fiscal year 2017, 2.63% in fiscal year 2016 and 2.43% in fiscal year 2015). We believe that our burn rate is relatively low.
When considering the number of shares to be approved under the 2018 Plan, the Compensation Committee also reviewed, among other things, projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the 2018 Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 1,650,000 shares to be approved under the 2018 Plan, in combination with the remaining authorized shares and shares potentially available to the 2018 Plan from forfeitures of awards previously granted under the 2016 Plan and prior plans, is expected to satisfy, assuming no significant acquisitions of other companies, the Company’s equity compensation needs for approximately two to three years. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the 2018 Plan, in light of the 2018 Plan’s purposes, while minimizing stockholder dilution.
Summary of the 2018 Plan
The following summary of the 2018 Plan, as proposed to be adopted, is qualified in its entirety by reference to the terms of the 2018 Plan, a copy of which, as proposed to be amended, is attached hereto as Appendix A.
Purpose. The purpose of the 2018 Plan is to promote our and our stockholders’ interests by using equity interests in the Company to attract, retain and motivate our directors, management, employees and other persons, to encourage and reward their contributions to our performance and to align their interests with the interests of our stockholders.
Administration, Amendment and Termination. The 2018 Plan will be administered by the Compensation Committee of our Board of Directors (the “administrator”). The administrator has the power to:

•	select the eligible persons to whom, and the times at which, awards will be granted, the nature of each award and the terms and conditions of each award;

•	interpret the 2018 Plan and the rights of recipients of awards granted under the 2018 Plan; and

•
accelerate or extend the vesting or exercise period of any award, and make such other modifications in the terms and conditions of an award as it deems advisable; provided, however, that the administrator may not, other than in connection with a change in capitalization, reprice or otherwise reduce the exercise or base price of a stock option or stock appreciation right (including by the cancellation of the stock option or stock appreciation right in exchange for cash, other awards, or a new stock option or stock appreciation right at such reduced exercise or base price or by amendment of the stock option or stock appreciation right) without stockholder approval.

Any amendment of the 2018 Plan shall, in the discretion of the administrator, apply to and govern awards granted under the 2018 Plan prior to the date of such amendment; provided, however, that the consent of an award holder is required if such amendment would alter, impair or diminish in any material respect any rights or obligations under any award or cause the award to cease to qualify as an incentive stock option. Awards may be granted under the 2018 Plan until May 15, 2028, unless earlier terminated.
Securities Subject to the 2018 Equity Incentive Plan. The aggregate number of shares of common stock issuable pursuant to the 2018 Plan may not exceed 1,650,000 shares, plus (i) any shares that were authorized for issuance under the 2016 Plan that, as of the date of the Annual Meeting, remain available for issuance under the 2016 Plan (not including any shares that are subject to outstanding awards under the 2016 Plan or any shares that previously were issued pursuant to awards granted under the 2016 Plan) and (ii) any shares subject to outstanding awards under the Company’s 2001 Equity Incentive Plan, Amended and Restated 2010 Plan, and 2016 Plan as of the date of the Annual Meeting that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), subject in each case to adjustment upon a change in capitalization.
As noted above, as of March 21, 2018, 1,555,635 shares remained available for issuance under future awards that could be granted under the 2016 Plan (which shares will cease to be available for issuance under the 2016 Plan upon stockholder approval of the 2018 Plan). As such, if the 2018 Plan is approved by stockholders, approximately 3,205,635 shares will initially be available for awards under the 2018 Plan consisting of 1,650,000 “new” shares and approximately 1,555,635 remaining shares previously authorized and available for issuance under the Company's equity compensation plans, including the 2016 Plan (as of March 21, 2018).
The 2018 Plan provides that each share issued under awards other than options or stock appreciation rights (“full-value awards”) will count against the number of shares available under the Plan as 1.5 shares. Shares issued under options or stock appreciation rights count against the shares available under the Plan on a one-for-one basis. The Board of Directors believes that this formula-based limit will allow for the issuance of a sufficient number of full-value awards to satisfy projected grants thereof, while providing the flexibility to change the mix of option and full-value awards to the extent the Compensation Committee determines a different mix than currently provided is in the best interests of the Company and stockholders.
We may issue common stock under the 2018 Plan from authorized but unissued shares of common stock or from previously issued shares of common stock that we reacquired, including shares purchased on the open market. For purposes of calculating the aggregate number of shares issued under the 2018 Plan, we will count only the number of shares issued upon exercise or settlement of an award and not returned to us upon expiration, termination or cancellation of any awards. However, if an award holder pays the exercise price or withholding taxes relating to an option or stock appreciation right with shares of our common stock, or if we withhold shares otherwise issuable upon exercise of an option or stock appreciation right in satisfaction of the exercise price or withholding taxes payment, then we will reduce the number of shares of common stock available for issuance under the 2018 Plan by the gross number of shares for which the award is exercised. In addition, upon the exercise of an option or stock appreciation right, the number of shares of common stock available for issuance under the 2018 Plan will be reduced by the gross number of shares to which the award relates and not by the net number of shares issued to the holder in settlement thereof.
The 2018 Plan provides that the administrator shall appropriately and proportionately adjust the maximum number and kind of shares subject to the 2018 Plan, the number and kind of shares or other securities subject to then outstanding awards, the price for each share or other unit of any other securities subject to, or measurement criteria applicable to, then outstanding awards, and/or the number and kind of shares or other securities to be issued as non-employee director options if our common stock is affected through any of the following:

•	merger;

•	consolidation;

•	sale or exchange of assets;

•	recapitalization;

•	reclassification;

•	combination;

•	stock dividend;

•	extraordinary cash dividend;

•	stock split;

•	reverse stock split;

•	spin off; or

•	similar transaction.
Awards Under the 2018 Plan. We may grant the following types of awards under the 2018 Plan:

•	stock options;

•	performance awards;

•	restricted stock;

•	stock appreciation rights;

•	stock payments;

•	dividend equivalents and dividends;

•	stock bonuses;

•	stock sales;

•	phantom stock;

•	restricted stock units; or

•	other stock-based benefits.
Stock options granted under the 2018 Plan may be incentive stock options intended to qualify under the provisions of Section 422 of the Code or nonqualified stock options that do not so qualify. However, the aggregate fair market value of stock with respect to which any employee’s incentive stock options first become exercisable during any calendar year (under all our plans and those of any subsidiary corporation) may not exceed $100,000 (as determined on the grant date), and may be further limited by other requirements in the Internal Revenue Code. If this $100,000 limitation is exceeded, the excess incentive stock options will be treated as non qualified stock options.
Individual Limitations on Awards. In each calendar year no participant may be granted awards under the 2018 Plan relating up to more than 1,800,000 shares. No non-employee director participant in the 2018 Plan may be granted cash and awards under the 2018 Plan that exceed $750,000 in total value during a single calendar year.
Eligibility. Our directors, officers, employees, consultants and advisors, and those of our affiliated entities, are eligible to receive awards under the 2018 Plan. As of December 31, 2017, 1,100 persons (not including consultants and advisors) were eligible for selection to receive awards under the 2018 Plan, consisting of: 1,087 employees other than 7 executive officers and 6 non-employee directors.
Terms and Conditions of Non-Employee Director Options. Non-employee directors are eligible to receive grants of awards under the 2018 Plan, including nonqualified stock options at the discretion of the administrator. Under the 2018 Plan, all grants of stock options to non-employee directors fully vest and become exercisable one year following the grant date if the non-employee director has remained a director for the entire period from the date of grant to the vesting date. Notwithstanding the foregoing, if the Recipient has remained a director from the period of the date of grant until the next annual meeting of stockholders following the grant date, but ceases to be a director following the annual meeting of stockholders (either because the director is not re-elected or because the director chooses not to run for another term), the stock options that were granted to the director at the annual meeting in the prior year shall continue to vest following the date that the Recipient ceases to be a director and shall become exercisable one year following the grant date.
Terms and Conditions of Other Awards. The administrator will select the recipients of awards granted under the 2018 Plan from the pool of eligible persons and will set the terms of the awards.
Award Pricing. The administrator will determine the exercise or purchase price of awards granted under the 2018 Plan; which, with respect to options and stock appreciation rights, will be no less than the fair market value of the shares underlying the award as of the grant date. In addition, the exercise price for an incentive stock option must comply with the provisions of Section 422 of the Code. Section 422 currently provides that the exercise price must not be less than the fair market value of the common stock on the date of grant and not less than 110% of the fair market value as of the date of grant in the case of a grant to a person owning more than 10% of the total combined voting power of all classes of the issuer’s stock or the stock of any parent or any subsidiary corporations. On March 21, 2018, the closing price of our common stock on the Nasdaq Global Market was $49.98 per share.

Award Vesting and Term. The administrator will determine the date or dates on which awards granted under the 2018 Plan vest and become exercisable. In addition, the administrator may provide for accelerated vesting upon a change in control or the recipient’s death or disability. The term of each stock option or stock appreciation right granted will expire no later than ten (10) years after the date the stock option or stock appreciation right is granted and may be subject to earlier termination as described below. In addition, the term for an incentive stock option must comply with the provisions of Section 422 of the Code. Section 422 currently provides that the incentive stock option may not be exercisable after the expiration of 10 years from the date of grant, or five years in the case of an incentive stock option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the issuer, or of its parent or any subsidiary corporations.
Awards granted under the 2018 Plan may be exercised at any time after they vest and before the expiration date determined by the administrator, provided that an award is generally exercisable following an award holder’s termination of employment only to the extent that the award had become exercisable on or before the date of termination (other than stock options granted to non-employee directors) and to the extent that the award is not forfeited under the terms of the 2018 Plan. Furthermore, in the absence of a specific agreement to the contrary, stock options will generally expire and become unexercisable immediately upon termination of the recipient’s employment with us for just cause (as defined in the 2018 Plan); 90 days after termination of the recipient’s employment with us for any reason other than just cause, death or permanent disability; or one year after termination of the recipient’s employment with us due to death or permanent disability, in each case unless the term of the options provides for an earlier expiration. If the employment of a recipient of restricted stock is terminated for any reason, any such restricted stock that remains subject to restrictions on the date of such termination will be repurchased by the Company at the purchase price, if any, paid by the recipient, or returned to the Company without consideration, provided, however, that the administrator may in its discretion determine otherwise.
Other Award Provisions. The administrator will determine any applicable performance criteria, restrictions or conditions of any award. The administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may (but need not) be based on “performance criteria” (as described below) or other standards of financial performance and/or personal performance evaluations.
For purposes of the 2018 Plan, the term “performance criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or affiliated entity, either individually, alternatively or in any combination, and measured either annually (or over such shorter period) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator: (a) cash flow, (b) earnings and earnings per share (including earnings before interest, taxes, and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) aggregate product price or product sales; (h) market share or market penetration with respect to specific designated products and/or geographic areas; (i) revenues, income or net income, (j) operating income or net operating income, (k) operating margin, (l) return on operating revenue and (m) research and development milestones.
Award Payments. A holder of an award may pay cash or any other consideration deemed acceptable by the administrator to pay the exercise price for the award, if any. The administrator may, in its discretion, allow an award holder to pay the exercise price for an award by delivering our common stock, except in limited circumstances.
Non-Assignability of Awards. Awards are generally not transferable by the recipient during the life of the recipient. Awards are generally exercisable during the life of a recipient only by the recipient. The Administrator may, on a case-by-case basis, permit transfers for estate planning purposes.
Award Documentation. Each award under the 2018 Plan must be evidenced by an award document setting forth such terms and conditions applicable to the award as the administrator may in its discretion determine.
Rights With Respect to Stock Ownership. No recipient of an award under the 2018 Plan or other person will have any right, title or interest in or to any shares of common stock subject to any award or any rights as a stockholder unless the award is duly exercised pursuant to the terms of the 2018 Plan and/or the shares of common stock subject to the award are issued to the recipient and/or the restrictions on any shares of common stock subject to any award lapse.
Provisions Regarding Changes in Control. As of the effective time and date of any change in control (as defined in the 2018 Plan), the 2018 Plan and any of the then outstanding awards (whether or not vested) will automatically terminate unless:

•
provision is made in writing in connection with such change in control transaction for the continuance of the 2018 Plan and for the assumption of such awards, or for the substitution for such awards of new awards covering the securities of a successor entity or an affiliate thereof with appropriate adjustments as to the number and kind of securities and exercise prices or measurement criteria, in which event the 2018 Plan and such outstanding awards will continue or be replaced, as the case may be, in the manner and under the terms so provided; or

•
our Board of Directors otherwise provides in writing for such adjustments as it deems appropriate in the terms and conditions of the then outstanding awards (whether or not vested), including without limitation accelerating the vesting of outstanding awards and/or providing for the cancellation of awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such awards would have been entitled to receive upon consummation of such change in control had such shares been issued and outstanding immediately prior to the effective date and time of the change in control (net of the appropriate option exercise prices).

If, pursuant to these provisions, the 2018 Plan and the awards terminate by reason of the occurrence of a change in control without provision for any of the actions described in the paragraph above, then any recipient holding outstanding awards will have the right, at such time immediately prior to the consummation of the change in control as our Board of Directors will designate, to exercise or receive the full benefit of the recipient’s awards to the full extent not theretofore exercised, including any installments that have not yet become vested. All non-employee director options granted under the 2018 Plan shall automatically vest and become exercisable immediately prior to a change in control if the optionee is a director of the Company at that time.
Clawback. Every award issued under the 2018 Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, applicable listing standards or any current or future clawback policy adopted by the Company.
New plan benefits
The issuance of any awards under the 2018 Plan will be at the discretion of the Compensation Committee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future. The table below sets forth the awards that were provided under the 2016 Plan during the 2017 fiscal year to our named executive officers and others. More information on the awards made during the 2017 fiscal year to the named executive officers appears in the “Grants of Plan-Based Awards in Fiscal Year 2017” table.

Name and Position	Number of Stock Awards	Number of Option Awards	Aggregate Dollar Value
Douglas C. Bryant	40,499	40,499	$1,199,985
President and CEO
Randall J. Steward	15,187	15,187	$449,991
Chief Financial Officer
Robert J. Bujarski	14,343	14,343	$424,984
SVP, Business Development and General Counsel
Werner Kroll, Ph.D.	14,343	14,343	$424,984
SVP, Research and Development
Edward K. Russell	14,343	14,343	$424,984
SVP, North America Commercial Operations
All executive officers as a group	129,553	124,277	$3,874,862
All non-management directors as a group	31,176	27,340	$985,844
Employees other than executives as a group	102,017	148,554	$4,291,416
Tax Information
The following summary of certain federal income tax consequences of the receipt and exercise of awards we grant is based on the laws and regulations in effect as of the date of this Proxy Statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt and exercise of awards under foreign, state and local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2018 Plan will vary depending upon the specific facts and circumstances involved.
Incentive Stock Options. Except as discussed below, under federal income tax law, a recipient of an incentive stock option generally will not owe tax on the grant or the exercise of the option if the recipient satisfied certain employment and holding period requirements. To satisfy the employment requirement, a participant must exercise the option not later than three months after the recipient ceases to be our employee (or an employee of any parent or subsidiary corporation) (or within one year, if termination was due to a permanent and total disability), unless the recipient has died. To satisfy the holding period requirement, a participant must hold the stock acquired upon the exercise of the incentive stock option more than two years from the date of grant of the stock option and more than one year after the transfer of the shares to the recipient. If these requirements are met, the recipient will, on the sale of such stock, be taxed on any gain, measured by the difference between the option price and the net proceeds of sale, generally at long-term capital gains rates.
If the recipient of the incentive stock option sells the shares acquired upon the exercise of the option at any time within one year after the date we issue the shares to the recipient or within two years after the date we grant the incentive stock option to the recipient, then:

•
if the recipient’s sales price exceeds the purchase price the recipient paid for the shares upon exercise of the incentive stock option, the recipient will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the purchase price paid for the shares upon exercise of the incentive stock option; or

•
if the recipient’s sales price is less than the purchase price paid for the shares upon exercise of the incentive stock option, the recipient will recognize a capital loss equal to the excess of the purchase price paid for the shares upon exercise of the incentive stock option over the sales price of the shares.

The amount by which the fair market value of shares the recipient acquires upon exercise of an incentive stock option (determined as of the date of exercise) exceeds the purchase price paid for the shares upon exercise of the incentive stock option will be included as a positive adjustment in the calculation of the recipient’s alternative minimum taxable income in the year of exercise, if the recipient is subject to alternative minimum tax.
In the case of an early disposition of shares by a recipient that results in the recognition of ordinary income, we will be entitled to a deduction equal to the amount of such ordinary income. If the recipient holds the shares for the requisite period described above and therefore solely recognizes capital gain upon the sale of such shares, we are not entitled to any deduction.
Nonqualified Stock Options. Our grant of a nonqualified stock option to a recipient is generally not a taxable event for the recipient. Upon the exercise of a nonqualified stock option, the recipient will generally recognize ordinary income equal to the excess of the fair market value of the shares the recipient acquires upon exercise (determined as of the date of exercise) over the purchase price paid for the shares upon exercise of the non qualified stock option, subject to the deduction limitations of Section 162(m) of the Code. We generally will be entitled to deduct as a compensation expense the amount of such ordinary income. Provided the shares are held as a capital asset, the recipient’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the purchase price paid for the shares plus the ordinary income recognized with respect to the shares, and such capital gain or loss will be taxable as long term or short term capital gain or loss depending upon the recipient’s holding period after exercise.
Stock Appreciation Rights and Phantom Stock. Generally, the holder of a stock appreciation right or phantom stock award will recognize ordinary income equal to the value we pay (whether in cash, stock or a combination thereof) on the date the holder receives payment. If we place a limit on the amount that will be payable under a stock appreciation right, the holder may recognize ordinary income equal to the value of the holder’s right under the stock appreciation right at the time the value of such right equals such limit and the stock appreciation right is exercisable, subject to the deduction limitations of Section 162(m) of the Code. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the holder.
Stock Purchase Rights - Restricted Stock. Under the 2018 Plan, we are authorized to grant rights to purchase our restricted common stock subject to a right to repurchase such stock at the price paid by the participant if the participant’s employment or service relationship with us terminates prior to the lapse of such repurchase right. In general, there will be no tax consequences to a participant upon the grant of a right to purchase such restricted stock or upon purchase of such restricted stock. Instead, the participant will be taxed at ordinary income rates at the time our repurchase rights expire or are removed on an amount equal to the excess of the fair market value of the stock at that time over the amount the participant paid to acquire such stock. A participant who acquires restricted stock, however, may make an election under Section 83(b) of the Code with respect to such stock. If such an election is made within 30 days after the participant’s acquisition of the stock, the participant is taxed at ordinary income rates in the year in which the participant acquires the restricted stock. The ordinary income the participant must recognize is equal to the excess of the fair market value of the stock at the time of the participant’s acquisition of the stock (determined without regard to the restrictions) over the amount that the participant paid to acquire such stock. If a participant makes a timely election under Section 83(b) of the Code with respect to restricted stock, the participant generally will not be required to report any additional income with respect to such restricted stock until he or she disposes of such stock, at which time he or she will generally recognize capital gain or loss (provided the shares are held as a capital asset) equal to the difference between the sales price and the fair market value of the stock at the time or the participant’s acquisition of the stock (determined without regard to restrictions). In the event that a participant forfeits (as a result of our repurchase) restricted stock with respect to which an election under Section 83(b) of the Code has been made, the participant ordinarily will not be entitled to recognize any loss for federal income tax purposes (except to the extent the amount realized by the participant at the time of such forfeiture is less than the participant’s purchase price for such stock). Subject to the deduction limitations of Section 162(m) of the Code, we generally will be entitled to a deduction equal to the amount of ordinary income (if any) recognized by a participant.
Other Awards. In addition to the types of awards described above, the 2018 Plan authorizes certain other awards that may include payments in cash, our common stock, or a combination of cash and common stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income, and we will, subject to the deduction limitations of Section 162(m) of the Code, be entitled to a deduction, with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment. In general, the sale or grant of stock to a participant under the 2018 Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the Code in the hands of the participant. For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture. In such case, the participant will recognize ordinary income, and, subject to the deduction limitations of Section 162(m) of the Code, we will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, that the participant paid for such stock. Stock that at the time of receipt by a participant is subject to restrictions that constitute a substantial risk of forfeiture and that is not transferable within the meaning of Internal Revenue Code Section 83 generally will be taxed under the rules applicable to restricted stock as described above.
Withholding. In the event that an optionee or other recipient of an award under the 2018 Plan is our employee, we ordinarily will be required to withhold applicable federal income taxes with respect to any ordinary income recognized by such optionee or other award recipient in connection with stock options or other awards under the 2018 Plan.
Certain Additional Rules Applicable to Awards. The terms of awards granted under the 2018 Plan may provide for accelerated vesting in connection with a change in control. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Under these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and we will be denied any deduction with respect to such excise tax payment.
Participation in the 2018 Plan by Executive Officers, Directors and Other Employees; Interest of Certain Persons in Matters to be Acted Upon
Each of our current directors, executive officers and employees is eligible to receive awards under the 2018 Plan. The administrator has the discretion to determine which eligible persons will receive awards under the 2018 Plan the amount and timing of such awards are not determinable at this time.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting is required to approve the 2018 Plan. Our Board of Directors Unanimously Recommends that the Stockholders Vote FOR the Approval of Our 2018 Equity Incentive Plan.

SECURITIES AVAILABLE FOR ISSUANCE UNDER OUR EQUITY COMPENSATION PLANS
The following table provides information with respect to our equity compensation plans as of December 31, 2017, which plans were as follows: the 1983 Employee Stock Purchase Plan; the 1990 Employee Stock Option Plan; the 1996 Non-Employee Director Plan; the 1998 Stock Incentive Plan, the 2001 Equity Incentive Plan, the 2010 Equity Incentive Plan and the 2016 Equity Incentive Plan. The 1990 Employee Stock Option Plan, the 1996 Non-Employee Director Plan, the 1998 Stock Incentive Plan, 2001 Equity Incentive Plan and the 2010 Equity Incentive Plan have been terminated, expired or superseded by subsequent plans, and thus no additional awards will be made under such plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,405,207	(1)(3)	$18.54	(3)	2,075,952	(2)(3)
Equity compensation plans not approved by security holders	—		—		—
Total	3,405,207	(1)(3)	$18.54	(3)	2,075,952	(2)(3)

(1)	Includes 746,449 restricted stock units, including performance-based restricted stock units, granted under our 2016 Plan for which there is no exercise price reflected in column b.

(2)
Includes (i) 227,726 shares of common stock available for issuance under our 1983 Employee Stock Purchase Plan and (ii) 1,848,226 shares of common stock available for issuance, as of December 31, 2017, under our 2016 Plan, pursuant to which incentive stock awards may be granted, including restricted stock.

(3)	As of March 21, 2018, 1,555,635 shares remained available for future grant.

MEETING AND OTHER INFORMATION

Stockholder Proposals and Director Nominations
Our amended and restated bylaws require that a stockholder give timely written notice to our Corporate Secretary of any proposal such stockholder proposes to bring before a stockholders meeting or any proposal for the nomination of a director. Such written notice must be given, either by personal delivery or U.S. mail, postage prepaid, to the Corporate Secretary, Quidel Corporation, 12544 High Bluff Drive, Suite 200, San Diego, CA 92130. In order to properly bring a proposal before a stockholders meeting, a stockholder must be a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and be entitled to vote at such meeting. To be timely, a stockholder’s notice must be delivered to, or mailed and received by the Corporate Secretary, at the address provided above not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be received by the Corporate Secretary as provided above no more than one hundred twenty (120) days prior to such annual meeting nor less than the later of (i) ninety (90) days prior to such annual meeting and (ii) ten (10) days after the earlier of (A) the day on which notice of the date of the meeting was mailed or (B) the day on which public disclosure of the date of the meeting was made. In no event shall an adjournment of the annual meeting, or a postponement of an annual meeting for which notice has been given, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above.
Any notice to the Corporate Secretary must be in proper written form and set forth the matters and information listed in our bylaws, including, if applicable, the matters relating to a director nomination.
Any eligible stockholder who desires to have a proposal considered for inclusion in our proxy solicitation materials for our 2019 annual meeting of stockholders must be received in writing by our Corporate Secretary at 12544 High Bluff Drive, Suite 200, San Diego, CA 92130 no later than December 13, 2018. To be included in our proxy solicitation materials, proposals must be submitted in proper written form in accordance with our bylaws, as described above, and must comply with SEC regulations promulgated under Rule 14a-8 of the Exchange Act of 1934, as amended.
Nothing in this section shall be deemed to require us to include in our proxy solicitation materials relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC.
Annual Report
Our 2017 Annual Report to Stockholders has been mailed to stockholders concurrently with this Proxy Statement. The Company incorporates by reference herein the information set forth in our Annual Report on Form 10-K under Item 1 relating to the executive officers of the Company.
A copy of our Annual Report on Form 10-K and each of our other periodic and current reports, including any amendments thereto, as filed with the SEC, are available, free of charge, on our website, www.quidel.com, as soon as reasonably practicable after such materials are filed or furnished to the SEC. In addition, a copy of our Annual Report on Form 10-K, without exhibits, and/or exhibits to the Form 10‑K, will be furnished, free of charge upon written request to the Investor Relations department at Quidel Corporation, 12544 High Bluff Drive, Suite 200, San Diego, CA 92130. In addition, you may obtain such documents by calling (858) 646-8023 or e-mail our Investor Relations department at ir@quidel.com.
Internet Availability of Proxy Materials
IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 15, 2018
Our annual report on Form 10-K for the year ended December 31, 2017 and proxy materials can be accessed electronically over the internet at www.proxyvote.com. These filings may also be reviewed through the SEC website at www.sec.gov.

Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the CD&A section of this Proxy Statement regarding the anticipated effects of our compensation structure and programs and statements in Proposal 4 about future grants and usage under the 2018 Plan. Quidel Corporation undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Quidel Corporation’s business, particularly those mentioned under the heading “Risk Factors” in Quidel Corporation’s Annual Report on Form 10-K which accompanies this Proxy Statement, and in the periodic reports that Quidel Corporation files with the SEC on Form 10-Q.
Other Business
We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.
San Diego, California
April 12, 2018
Stockholders are urged to specify their choices on, date, sign and return the enclosed proxy card in the accompanying prepaid, return envelope or vote via the Internet or by telephone as described on the enveloped proxy card. Prompt response is helpful and your cooperation greatly appreciated.

Appendix A

QUIDEL CORPORATION
2018 Equity Incentive Plan
(As Proposed to Be Adopted By Stockholders)

ARTICLE I
ESTABLISHMENT; PURPOSE OF PLAN

Quidel Corporation, a Delaware corporation (the “Company”), hereby establishes the Quidel Corporation 2018 Equity Incentive Plan (the “Plan”). If approved by the stockholders, this Plan will supersede and replace the Quidel Corporation 2016 Equity Incentive Plan (the “2016 Plan”) and all Prior Plans and no awards will be made pursuant to the 2016 Plan and any other Prior Plan on or after the Effective Date; provided, that, the 2016 Plan and all other Prior Plans shall remain in effect until all awards granted under the 2016 Plan and the Prior Plans have been exercised, forfeited, or cancelled or have otherwise expired or terminated.
The Plan is intended to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, to encourage and reward their contributions to the performance of the Company, and to align their interests with the interests of the Company’s stockholders. Capitalized terms not otherwise defined herein have the meanings ascribed to them in Article IX.

ARTICLE II
EFFECTIVE DATE AND TERM OF PLAN

2.1    Term of Plan.
This Plan became effective on the Effective Date and will continue in effect until the earlier of: (a) the Expiration Date; or (b) the date of any Plan termination pursuant to the provisions of Section 4.4 or Section 8.1.
2.2    Effect on Awards.
Awards may be granted only during the Plan Term, but each Award properly granted during the Plan Term will remain in effect after the Expiration Date until such Award has been exercised, terminated or expired in accordance with its terms and the terms of this Plan.

ARTICLE III
SHARES SUBJECT TO PLAN

3.1    Number of Shares.
The maximum number of shares of Common Stock that may be issued pursuant to Awards under this Plan is 1,650,000, plus (a) any shares of Common Stock that were authorized for issuance under the Prior Plans that, as of the Effective Date, remain available for issuance under the Prior Plans (not including any shares that are subject to, as of the Effective Date, outstanding awards under the Prior Plans or any shares that prior to the Effective Date were issued pursuant to awards granted under the Prior Plans) and (b) any shares of Common Stock subject to outstanding awards under the Prior Plans as of the Effective Date (the “Prior Plan Awards”) that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares subject to outstanding Awards shall be subject to adjustment as set forth in Section 3.4.
3.2    Source of Shares.
The Common Stock to be issued under this Plan will be made available, at the discretion of the Administrator, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including without limitation shares purchased on the open market.

3.3    Share Counting.
The following rules shall apply solely for purposes of determining the number of shares of Common Stock available for grant at any given time:
(a)Fungible Design. Any shares of Common Stock issued pursuant to Stock Options or SARs under this Plan shall be counted against the limit set forth in Section 3.1 on a one-for-one basis and any shares of Common Stock issued pursuant to Awards under this Plan other than Stock Options or SARs shall be counted against the limit set forth in Section 3.1 as 1.5 shares for every one share of Common Stock issued pursuant to such Award. Any shares of Common Stock that again become available for issuance pursuant to this Section 3.3 shall be added back as one share if such shares were subject to Stock Options or SARs (or subject to stock options or stock appreciation rights granted under the Prior Plans), and as 1.5 shares if such shares were subject to Awards other than Stock Options or SARs (or subject to awards other than stock options or stock appreciation rights granted under the Prior Plans).
(b)    Terminated Awards. In the event any Award granted under the Plan (or any Prior Plan Award), is terminated, expired, forfeited, or cancelled for any reason, the number of shares of Common Stock subject to such Award (or Prior Plan Award) will again be available for grant under the Plan (i.e., any prior charge against the limit set forth in Section 3.1 shall be reversed).
(c)    Cash Settled Awards. If shares of Common Stock are not delivered in connection with an Award (or Prior Plan Award) because the Award (or Prior Plan Award) may only be settled in cash rather than in Common Stock, no shares of Common Stock shall be counted against the limit set forth in Section 3.1. If any Award (or Prior Plan Award) may be settled in cash or Common Stock, the rules set forth in Section 3.3(a) shall apply until the Award (or Prior Plan Award) is settled, at which time the underlying shares of Common Stock will be added back to the shares available for grant pursuant to Section 3.1 but only if the Award (or Prior Plan Award) is settled in cash.
(d)    No Liberal Share Counting for Options or SARs. The exercise of a Common Stock-settled SAR or broker-assisted “cashless” exercise of a Stock Option (or a portion thereof) will reduce the number of shares available for grant under Section 3.1 by the entire number of shares of Common Stock subject to that SAR or Stock Option (or applicable portion thereof). Shares of Common Stock tendered to pay the exercise price of a Stock Option or SAR or tendered, withheld or otherwise relinquished by a Recipient to satisfy a tax withholding obligation arising in connection with a Stock Option or SAR Award (or Prior Plan option or stock appreciation rights awards) will not again become Common Stock available for grant under the Plan. Moreover, shares of Common Stock purchased on the open market with cash proceeds generated by the exercise of a Stock Option will not increase or replenish the number of shares available for grant under Section 3.1.
If the provisions of this Section 3.3 are inconsistent with the requirements of any regulations issued pursuant to Section 422 of the IRC, the provisions of such regulations shall control over the provisions of this Section 3.3, but only as this Section 3.3 relates to Incentive Stock Options. The Administrator may adopt such other reasonable rules and procedures as it deems to be appropriate for determining the number of shares of Stock that are available for grant under Section 3.1.
3.4    Adjustment Provisions.
(a)    Adjustments. If the Company consummates any Reorganization in which holders of shares of Common Stock are entitled to receive in respect of such shares any additional shares or new or different shares or securities, cash or other consideration (including, without limitation, a different number of shares of Common Stock), or if the outstanding shares of Common Stock are increased, decreased, changed or exchanged for a different number or kind of shares or other securities through merger, consolidation, sale or exchange of assets of the Company, reorganization, recapitalization, reclassification, combination, stock dividend, extraordinary cash dividend, stock split, reverse stock split, spin-off, or similar transaction then, subject to Section 8.1, an appropriate and proportionate adjustment shall be made by the Administrator in: (i) the maximum number and kind of shares subject to this Plan as provided in Section 3.1; (ii) the number and kind of shares or other securities subject to then outstanding Awards; (iii) the price for each share or other unit of any other securities subject to, or measurement criteria applicable to, then outstanding Awards; and (iv) the number and kind of shares or other securities to be issued as Non-Employee Director Options.
(b)    No Fractional Interests. No fractional interests will be issued under the Plan resulting from any adjustments.

(c)    Adjustments Related to Company Stock. To the extent any adjustments relate to stock or securities of the Company, such adjustments will be made by the Administrator, whose determination in that respect will be final, binding and conclusive.
(d)    Right to Make Adjustment. The grant of an Award will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
(e)    Limitations. No adjustment to the terms of an Incentive Stock Option may be made unless such adjustment either: (i) would not cause the Stock Option to lose its status as an Incentive Stock Option; or (ii) is agreed to in writing by the Administrator and the Recipient. Any action taken pursuant to this Section 3.4 shall be taken in a manner consistent with the requirements of Section 409A of the IRC.
3.5    Reservation of Shares.
The Company will at all times reserve and keep available shares of Common Stock equaling at least the total number of shares of Common Stock issuable pursuant to all outstanding Awards.

ARTICLE IV
ADMINISTRATION OF PLAN

4.1    Administrator
(a)Plan Administration. Subject to the provisions of Section 4.1(b), this Plan will be administered by the Board and may also be administered by a Committee of the Board appointed pursuant to Section 4.1(b).
(b)Administration by Administrator. The Board in its sole discretion may from time to time appoint a Committee of not less than two (2) Board members with authority to administer this Plan in whole or part and, subject to applicable law, to exercise any or all of the powers, authority and discretion of the Board under this Plan. Unless otherwise determined by the Board, the Committee shall consist of no less than two (2) directors, each of whom qualify as: (i) a Non-Employee Director; and (ii) an “independent director” for purposes of the NASDAQ Stock Market Listing Rules (or the rules of any exchange on which the Common Stock is then listed). The Board may from time to time increase or decrease (but not below two (2)) the number of members of the Committee, remove from membership on the Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise. Unless otherwise required by this Section 4.1(b), the Board may disband the Committee at any time and, in such case, the Board will be responsible for the administration of the Plan.
4.2    Authority of Administrator.
(a)    Authority to Interpret Plan. Subject to the express provisions of this Plan, the Administrator will have the power to implement, interpret and construe this Plan and any Awards and Award Documents or other documents defining the rights and obligations of the Company and Recipients hereunder and thereunder, to determine all questions arising hereunder and thereunder, and to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable. The interpretation and construction by the Administrator of any provisions of this Plan or of any Award or Award Document, and any action taken by, or inaction of, the Administrator relating to this Plan or any Award or Award Document, will be within the discretion of the Administrator and will be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Administrator may act in its discretion in matters related to this Plan and any and all Awards and Award Documents.
(b)    Authority to Grant Awards. Subject to the express provisions of this Plan, the Administrator may from time to time in its discretion select the Eligible Persons to whom, and the time or times at which, Awards will be granted or sold, the nature of each Award, the number of shares of Common Stock or the number of rights that make up or underlie each Award, the exercise price and period (if applicable) for the exercise of each Award, and such other terms and conditions applicable to each individual Award as the Administrator may determine. Any and all terms and conditions of Awards may be established by the Administrator without regard to existing Awards or other grants and without incurring any obligation of the Company in respect of subsequent Awards. The Administrator may grant at any time new Awards to an Eligible Person who has previously received Awards or other grants (including other stock options)

regardless of the status of such other Awards or grants. The Administrator may grant Awards singly or in combination or in tandem with other Awards as it determines in its discretion.
(c)Procedures. Subject to the Company’s charters (including its Compensation Administrator Charter) or bylaws or any Board resolution conferring authority on the Committee, any action of the Administrator with respect to the administration of this Plan must be taken pursuant to a majority vote of the authorized number of members of the Administrator or by the unanimous written consent of its members; provided, however, that: (i) if the Administrator is the Committee and consists of two (2) members, then actions of the Administrator must be unanimous; and (ii) actions taken by the Board will be valid if approved in accordance with applicable law.
4.3    No Liability.
No member of the Board or the Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award except in circumstances constituting bad faith of such member.
4.4    Amendments.
(a)    Plan Amendments. The Administrator may at any time and from time to time in its discretion, insofar as permitted by applicable law, rule or regulation and subject to Section 4.4(c), suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Awards, including those granted before such revision or amendment.  Without limiting the generality of the foregoing, the Administrator is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including the Securities Act, the Exchange Act, the IRC, or the rules of any exchange or market system upon which the Common Stock is listed or trades, or any rules or regulations promulgated thereunder.  No stockholder approval of any amendment or revision will be required unless such approval is required by applicable law, rule or regulation.
(b)    Award Amendments; No Repricing. The Administrator may at any time and from time to time in its discretion, but subject to Section 4.4(c) and compliance with applicable statutory or administrative requirements, accelerate or extend the vesting or exercise period of any Award as a whole or in part, and make such other modifications in the terms and conditions of an Award as it deems advisable, provided, however, that the Administrator, other than in connection with an adjustment under Section 3.4, may reduce the exercise or base price of a Stock Option or SAR (either by cancellation of such Stock Option or SAR in exchange for cash, other Awards, or a new Stock Option or SAR at such reduced exercise or base price or by amending the terms of the Stock Option or SAR to reflect such a reduced exercise or base price) only with stockholder approval.
(c)    Limitation. Except as otherwise provided in this Plan or in the applicable Award Document, no amendment, revision, suspension or termination of this Plan or an outstanding Award that would cause an Incentive Stock Option to cease to qualify as such or that would alter, impair or diminish in any material respect any rights or obligations under any Award theretofore granted under this Plan may be effected without the written consent of the Recipient to whom such Award was granted.
4.5    Other Compensation Plans.
The adoption of this Plan will not affect any other stock option, incentive or other compensation plans in effect from time to time for the Company, and this Plan will not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by stockholders. This Plan does not affect in any way any outstanding award grants made under such plans and awards granted under such plans will continue to be governed by the terms and conditions of such plans.
4.6    Plan Binding on Successors.
This Plan will be binding upon the successors and assigns of the Company.
4.7    References to Successor Statutes, Regulations and Rules.
Any reference in this Plan to a particular statute, regulation or rule will also refer to any successor provision of such statute, regulation or rule.

4.8    Invalid Provisions.
In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability is not to be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions are to be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.
4.9    Governing Law.
This Plan will be governed by and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.
4.10    Interpretation.
Headings herein are for convenience of reference only, do not constitute a part of this Plan, and will not affect the meaning or interpretation of this Plan. References herein to Sections or Articles are references to the referenced Section or Article hereof, unless otherwise specified.

ARTICLE V
GENERAL AWARD PROVISIONS

5.1    Participation in Plan.
(a)Eligibility to Receive Awards. A person is eligible to receive grants of Awards if, at the time of the grant of the Award, such person is an Eligible Person or has received an offer of employment from the Company; provided, however, that only Non-Employee Directors are eligible to receive Non-Employee Director Options, and provided further, that Awards granted to a person who has received an offer of employment will terminate and be forfeited without consideration if the employment offer is not accepted within such time as may be specified by the Company. Status as an Eligible Person will not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally.
(b)Eligibility to Receive Incentive Stock Options. Incentive Stock Options may be granted only to Eligible Persons meeting the employment requirements of Section 422 of the IRC.
(c)Awards to Foreign Nationals. Notwithstanding anything to the contrary herein, the Administrator may, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.
5.2    Award Documents.
Each Award must be evidenced by an Award Document setting forth such terms and conditions applicable to the Award as the Administrator may in its discretion determine. Awards will not be deemed made or binding upon the Company, and Recipients will have no rights thereto, until an Award Document agreement is entered into between the Company and the Recipient or delivered by the Company to the Recipient, but an Award may have an effective date prior to the date of such an Award Document, to the extent consistent with applicable law. Award Documents may be (but need not be) identical and must comply with and be subject to the terms and conditions of this Plan, a copy of which will be provided to each Recipient and incorporated by reference into each Award Document. Any Award Document may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administrator. In case of any conflict between this Plan and any Award Document, this Plan shall control.
5.3    Payment For Awards.
(a)    Payment of Exercise Price. The exercise price or other payment for an Award is payable upon the exercise of a Stock Option or upon other purchase of shares pursuant to an Award granted hereunder by delivery of cash or certified check or payment of such other consideration as the Administrator may from time to time deem acceptable in any particular instance; provided, however, that the Administrator may, in the exercise of its discretion, allow exercise of an Award in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise.

(b)    Cashless Exercise. If permitted in any case by the Administrator in its discretion, the exercise price for Awards may be paid by capital stock of the Company delivered in transfer to the Company by or on behalf of the person exercising the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Administrator; or retained by the Company from the stock otherwise issuable upon exercise or surrender of vested and/or exercisable Awards or other equity awards previously granted to the Recipient and being exercised (if applicable) (in either case valued at Fair Market Value as of the exercise date); or such other consideration as the Administrator may from time to time in the exercise of its discretion deem acceptable in any particular instance.
(c)    No Precedent. Recipients will have no rights to the exercise techniques described in Section 5.3(b), and the Company may offer or permit such techniques on an ad hoc basis to any Recipient without incurring any obligation to offer or permit such techniques on other occasions or to other Recipients.
5.4    No Employment Rights.
Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards) will confer upon any Eligible Person or Recipient any right to continue in the employ of or engagement by the Company or any Affiliated Entity or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person’s compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause. Except as expressly provided in this Plan or in any statement evidencing the grant of an Award, the Company has the right to deal with each Recipient in the same manner as if this Plan and any such statement evidencing the grant of an Award did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient. Unless otherwise set forth in a written agreement binding upon the Company or an Affiliated Entity, all employees of the Company or an Affiliated Entity are “at will” employees whose employment may be terminated by the Company or the Affiliated Entity at any time for any reason or no reason, without payment or penalty of any kind. Any question(s) as to whether and when there has been a termination of a Recipient’s employment or engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of an Award pursuant to this Plan will be determined by the Administrator and the Administrator’s determination thereof will be final and binding.
5.5    Restrictions Under Applicable Laws and Regulations.
(a)    Government Approvals. All Awards will be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the securities subject to Awards granted under this Plan upon any securities exchange or interdealer quotation system or under any federal, state or foreign law, or the consent or approval of any government or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of shares in connection therewith, such Award may not be exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company. During the Plan Term, the Company will use its reasonable efforts to seek to obtain from the appropriate governmental and regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as is sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain any such qualifications, consents, approvals or authorizations after such reasonable efforts will relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such qualifications, consents, approvals or authorizations pertain.
(b)    No Registration Obligation; Recipient Representations. The Company will be under no obligation to register or qualify the issuance of Awards or underlying securities under the Securities Act or applicable state securities laws. Unless the issuance of Awards and underlying securities have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any Awards or underlying securities unless the Awards and underlying securities may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administrator may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company, that such Recipient is acquiring such Awards and underlying securities for such Recipient’s own account as an investment and not with a view to, or for sale in connection with, the distribution of any such securities, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if securities are issued without registration, a legend to this effect (together with any other legends deemed appropriate by the Administrator) may be endorsed upon the securities so issued, and to the effect of any additional representations that are appropriate in light of applicable securities laws and rules. The Company may also order its transfer agent to stop transfers of such shares. The Administrator may also require the Recipient to provide the Company such information and other documents as the Administrator may request in order to satisfy the Administrator as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.
5.6    Additional Conditions.
Any Award may be subject to such provisions (whether or not applicable to any other Award or Recipient) as the Administrator deems appropriate, including without limitation provisions for the forfeiture of or restrictions on resale or other disposition of securities of the Company acquired under this Plan, provisions giving the Company the right to repurchase securities of the Company acquired under this Plan in the event the Recipient leaves the Company for any reason or elects to effect any disposition thereof, and provisions to comply with federal and state securities laws.
5.7    No Privileges Regarding Stock Ownership or Specific Assets.
Except as otherwise set forth herein, a Recipient or a permitted transferee of an Award will have no rights as a stockholder with respect to any shares issuable or issued in connection with the Award until the Recipient has delivered to the Company all amounts payable and performed all obligations required to be performed in connection with exercise of the Award and the Company has issued such shares. No person will have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto is to be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
5.8    Nonassignability.
No Award is assignable or transferable except:  (a) by will or by the laws of descent and distribution; or (b) subject to the final sentence of this Section 5.8, upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Administrator on a case-by-case basis and under circumstances that would not adversely affect the interests of the Company, transfers for estate planning purposes or pursuant to a nominal transfer that does not result in a change in beneficial ownership.  Subject to the final sentence of this Section 5.8, during the lifetime of a Recipient, an Award granted to such person will be exercisable only by the Recipient (or the Recipient’s permitted transferee) or such person’s guardian or legal representative.  Notwithstanding the foregoing, Stock Options intended to be treated as Incentive Stock Options (or other Awards subject to transfer restrictions under the IRC) (i) may not be assigned or transferred in violation of Section 422(b)(5) of the IRC or the regulations thereunder, and nothing herein is intended to allow such assignment or transfer; and (ii) will be exercisable during a Recipient’s lifetime only by the Recipient.
5.9    Information To Recipients.
(a)    Provision of Information. The Administrator in its sole discretion may determine what, if any, financial and other information is to be provided to Recipients and when such financial and other information is to be provided after giving consideration to applicable federal and state laws, rules and regulations, including, without limitation, applicable federal and state securities laws, rules and regulations.
(b)    Confidentiality. The furnishing of financial and other information that is confidential to the Company is subject to the Recipient’s agreement to maintain the confidentiality of such financial and other information, and not to use the information for any purpose other than evaluating the Recipient’s position under this Plan. The Administrator may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient’s obligations under this Section 5.9(b) (which acknowledgment is not to be a condition to Recipient’s obligations under this Section 5.9(b)).

5.10    Withholding Taxes.
Whenever the granting, vesting or exercise of any Award, or the issuance of any Common Stock or other securities upon exercise of any Award or transfer thereof, gives rise to tax or tax withholding liabilities or obligations, the Administrator will have the right as a condition thereto to require the Recipient to remit to the Company up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any federal, state, and local withholding tax requirements on any Award under the Plan. The Administrator may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable in connection with an Award, in each case valued at Fair Market Value as of the date of such delivery or withholding, as the case may be.
5.11    Legends on Awards and Stock Certificates.
Each Award Document and each certificate representing securities acquired upon grant, vesting or exercise of an Award must be endorsed with all legends, if any, required by applicable federal and state securities and other laws to be placed on the Award Document and/or the certificate. The determination of which legends, if any, will be placed upon Award Documents or the certificates will be made by the Administrator in its discretion and such decision will be final and binding.
5.12    Effect of Termination of Employment on Awards.
(a)    Termination of Vesting. Notwithstanding anything to the contrary herein, but subject to Section 5.12(b) Awards will be exercisable by a Recipient (or the Recipient’s successor in interest) following such Recipient’s termination of employment or service only to the extent that installments thereof had become exercisable on or prior to the date of such termination.
(b)    Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary herein, the Administrator may in its discretion: (i) designate shorter or longer periods following a Recipient’s termination of employment or service during which Awards may vest or be exercised; provided, however, that any shorter periods determined by the Administrator will be effective only if provided for in this Plan or the instrument that evidences the grant to the Recipient of the affected Award or if such shorter period is agreed to in writing by the Recipient; and (ii) accelerate the vesting of all or any portion of any Awards by increasing the number of shares purchasable at any time.
(c)    Leave of Absence. In the case of any employee on an approved leave of absence, the Administrator may make such provision respecting continuance of Awards granted to such employee as the Administrator in its discretion deems appropriate, except that in no event will an Award be exercisable after the date such Award would expire in accordance with its terms had the Recipient remained continuously employed.
(d)    General Cessation. Except as otherwise set forth in this Plan or an Award Document or as determined by the Administrator in its discretion, all Awards granted to a Recipient, and all of such Recipient’s rights thereunder, will terminate upon termination for any reason of such Recipient’s employment or service with the Company or any Affiliated Entity (or cessation of any other service relationship between the Recipient and the Company or any Affiliated Entity in place as of the date the Award was granted).
5.13    Lock-Up Agreements.
Each Recipient agrees as a condition to receipt of an Award that, in connection with any public offering by the Company of its equity securities and upon the request of the Company and the principal underwriter (if any) in such public offering, any shares of Common Stock acquired or that may be acquired upon exercise or vesting of an Award may not be sold, offered for sale, encumbered, or otherwise disposed of or subjected to any transaction that will involve any sales or other transfer of securities of the Company, or any interest therein, without the prior written consent of the Company or such underwriter, as the case may be, for a period of not more than 365 days after the commencement date of such public offering. Each Recipient will, if requested by the Company or the principal underwriter, enter into a separate agreement to the effect of this Section 5.13.
5.14    Restrictions on Common Stock and Other Securities.
Common Stock or other securities of the Company issued or issuable in connection with any Award will be subject to all of the restrictions imposed under this Plan upon Common Stock issuable or issued upon exercise of Stock Options, except as otherwise determined by the Administrator.

5.15    Limits on Awards to Eligible Persons.
Notwithstanding any other provision of this Plan, no one Eligible Person shall be granted Awards with respect to more than 1,800,000 shares of Common Stock in any single calendar year. Notwithstanding any provision in the Plan to the contrary, the aggregate value of cash compensation and the grant date fair market value of shares of Common Stock subject to Awards (calculated as of the date of grant in accordance with applicable accounting rules) that may be awarded or granted during any single calendar year to any one Eligible Person who is a Non-Employee Director shall not exceed $750,000. For the avoidance of doubt, if a Non-Employee Director serves the Company in more than one capacity during any single calendar year, the total compensation limit described in this Section 5.15 shall only apply to the compensation paid for services performed as a Non-Employee Director. To the extent any Non-Employee Director compensation is deferred, it shall be counted toward this total compensation limit only for the year in which the compensation was first earned or granted. The limitations set forth in this Section 5.15 will be subject to adjustment as provided in Section 3.4 or under Article VIII.
5.16    Section 409A.
If any payments under this Plan are subject to the provisions of Section 409A of the IRC, it is intended that the terms of this Plan and the applicable Award Document will comply fully with and meet all of the requirements of Section 409A of the IRC. If, at the time of an Eligible Person’s Separation from Service, the Company has any stock which is publicly traded on an established securities market or otherwise, and if the Eligible Person is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the IRC and is payable upon the Eligible Person’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Eligible Person’s Separation from Service (or if earlier than the end of the six (6) month period, the date of the Eligible Person’s death). Any amounts that would have been distributed during such six (6) month period will be distributed on the day following the expiration of the six (6) month period. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the IRC be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the IRC. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the IRC, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the IRC.
5.17    Clawback.
Every Award issued pursuant to this Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the NASDAQ Stock Market (or the rules of any exchange on which the Common Stock is then listed) pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. By accepting an Award, each Recipient consents to the potential forfeiture or recovery of his or her Awards pursuant to applicable law, listing standard, and/or Company clawback policy, and agrees to be bound by and comply with the clawback policy and to return the full amount required by the clawback policy. As a condition to the receipt of any Award, a Recipient may be required to execute any requested additional documents consenting to and agreeing to abide by the Company clawback policy as it may be amended from time to time.

ARTICLE VI
AWARDS

6.1    Stock Options.
(a)Nature of Stock Options. Stock Options may be Incentive Stock Options or Nonqualified Stock Options.
(b)Option Exercise Price. The exercise price for each Stock Option will be determined by the Administrator as of the date such Stock Option is granted and shall not be less than the Fair Market Value of the underlying stock on the date of grant; provided, however, that in the case of Stock Options granted to employees upon a merger or acquisition, and to the extent permitted by Section 409A of the IRC, the exercise price may be higher or lower than the Fair Market Value of the underlying stock on the date of grant if such exercise price is required to assume or substitute options held by employees of the acquired corporation at the time of the acquisition.
(c)Option Period and Vesting. Stock Options granted hereunder will vest and may be exercised as determined by the Administrator, except that the exercise of Stock Options after termination of the Recipient’s employment or service shall be subject to Section 5.12 and Section 6.1(e). Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as may be determined by the Administrator, but not later than ten (10) years after the date the Stock Option is granted and may be subject to earlier termination as provided herein or in the Award Document. Except as otherwise provided herein, a Stock Option will become exercisable, as a whole or in part, on the date or dates specified by the Administrator and thereafter will remain exercisable until the exercise, expiration or earlier termination of the Stock Option.
(d)Exercise of Stock Options. The exercise price for Stock Options will be paid as set forth in Section 5.3. No Stock Option will be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not fewer than 100 shares of Common Stock (or such other amount as may be set forth in the applicable Award Document) may be purchased at one time and Stock Options must be exercised in multiples of 100 unless the number purchased is the total number of shares for which the Stock Option is exercisable at the time of exercise. A Stock Option will be deemed to be exercised when the Secretary or other designated official of the Company receives written notice of such exercise from the Recipient in such form as the Company may specify from time to time, together with payment of the exercise price in accordance with Section 5.3 and any amounts required under Section 5.10 or, with permission of the Administrator, arrangement for such payment. Notwithstanding any other provision of this Plan, the Administrator may impose, by rule and/or in Award Documents, such conditions upon the exercise of Stock Options (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b‑3 and Rule 10b‑5 under the Exchange Act, and any amounts required under Section 5.10, or any applicable section of or regulation under the IRC.
(e)Termination of Employment.
(i)Termination for Just Cause. Subject to Section 5.12 and except as otherwise provided in a written agreement between the Company or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment or service, in the event of a Just Cause Dismissal of a Recipient all of the Recipient’s unexercised Stock Options, whether or not vested, will expire and become unexercisable as of the date of such Just Cause Dismissal.
(ii)Termination Other Than for Just Cause. Subject to Section 5.12 and except as otherwise provided in a written agreement between the Company or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment or service, if a Recipient’s employment or service with the Company or any Affiliated Entity terminates for:
(A)any reason other than for Just Cause Dismissal, death, or Permanent Disability, the Recipient’s vested Stock Options will expire and become unexercisable as of the earlier of: (1) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed; and (2) 90 days after the date of termination of employment or service.
(B)death or Permanent Disability, the Recipient’s unexercised, vested Stock Options will expire and become unexercisable as of the earlier of: (1) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed; and (2) one year after the date of termination of employment or service.
(f)Special Provisions Regarding Incentive Stock Options. Notwithstanding anything herein to the contrary:
(i)The exercise price and vesting period of any Stock Option intended to be treated as an Incentive Stock Option must comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that: (A) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Stockholder;

and (B) that the Incentive Stock Option not be exercisable after the expiration of ten (10) years from the date of grant or the expiration of five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Significant Stockholder.
(ii)The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Stock Options granted to any Recipient under this Plan (or any other option plan of the Company or of any Parent Corporation or Subsidiary Corporation) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year may not exceed $100,000.
(iii)Any Stock Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such will be treated as Nonqualified Stock Options. If the limit described in Section 6.1(f)(ii) is exceeded, the earliest granted Stock Options will be treated as Incentive Stock Options, up to such limit.
(iv)Subject to adjustment as provided in Section 3.4, the maximum number of shares of Common Stock that may be issued as Incentive Stock Options under the Plan shall be the same numeric limit set forth in Section 3.1.
(g)Non-Employee Director Options. Article VII will govern Non-Employee Director Options to the extent inconsistent with this Section 6.1.
6.2    Performance Awards.
(a)    Grant of Performance Award. The Administrator will determine in its discretion the performance goals (which need not be identical and may be established on an individual or group basis) governing Performance Awards, the terms thereof, and the form and time of payment of Performance Awards.
(b)    Payment of Award. Upon satisfaction of the conditions applicable to a Performance Award, payment will be made to the Recipient in cash, in shares of Common Stock valued at Fair Market Value as of the date payment is due, or in a combination of Common Stock and cash, as the Administrator in its discretion may determine.
6.3    Restricted Stock.
(a)    Award of Restricted Stock. The Administrator will determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions will lapse.
(b)    Requirements of Restricted Stock. All shares of Restricted Stock granted or sold pursuant to this Plan will be subject to the following conditions:
(i)No Transfer. The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire.
(ii)Certificates. The Administrator may require that the certificates representing Restricted Stock granted or sold to a Recipient remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire.
(iii)Restrictive Legends. Each certificate representing Restricted Stock granted or sold to a Recipient pursuant to this Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Administrator in its discretion deems necessary or appropriate to enforce such restrictions.
(iv)Other Restrictions. The Administrator may impose such other conditions on Restricted Stock as the Administrator may deem advisable, including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange or interdealer quotation system upon which such Restricted Stock or other securities of the Company are then listed or traded and under any blue sky or other securities laws applicable to such shares.
(c)    Lapse of Restrictions. The restrictions imposed upon Restricted Stock will lapse in accordance with such terms or other conditions as are determined by the Administrator.
(d)    Rights of Recipient. Subject to the provisions of Section 6.3(b) and any restrictions imposed upon the Restricted Stock, the Recipient will have all rights of a stockholder with respect to the Restricted Stock granted or sold to such

Recipient under this Plan, including, without limitation, the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
(e)    Termination of Employment. Unless the Administrator in its discretion determines otherwise, if a Recipient’s employment or service with the Company or any Affiliated Entity terminates for any reason, all of the Recipient’s Restricted Stock remaining subject to restrictions on the date of such termination of employment or service will be repurchased by the Company at the Purchase Price (if any) paid by the Recipient to the Company, without interest or premium, and otherwise returned to the Company without consideration.
6.4    Stock Appreciation Rights.
(a)    Granting of Stock Appreciation Rights. The Administrator may at any time and from time to time approve the grant to Eligible Persons of Stock Appreciation Rights, related or unrelated to Stock Options.
(b)    SARs Related to Options.
(i)    A Stock Appreciation Right related to a Stock Option will entitle the holder of the related Stock Option, upon exercise of the Stock Appreciation Right, to surrender such Stock Option, or any portion thereof to the extent previously vested but unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 6.4(b)(iii).  Such Stock Option will, to the extent surrendered, then cease to be exercisable.
(ii)    A Stock Appreciation Right related to a Stock Option hereunder will be exercisable at such time or times, and only to the extent that, the related Stock Option is exercisable, and will not be transferable except to the extent that such related Stock Option may be transferable (and under the same conditions), will expire no later than the expiration of the related Stock Option, and may be exercised only when the market price of the Common Stock subject to the related Stock Option exceeds the exercise price of the Stock Option.
(iii)    Upon the exercise of a Stock Appreciation Right related to a Stock Option, the Recipient will be entitled to receive payment of an amount determined by multiplying: (A) the difference obtained by subtracting the exercise price of a share of Common Stock specified in the related Stock Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (B) the number of shares as to which such Stock Appreciation Right is exercised.
(c)    SARs Unrelated to Options. The Administrator may grant Stock Appreciation Rights unrelated to Stock Options.  Section 6.4(b)(iii) will govern the amount payable at exercise under such Stock Appreciation Right, except that in lieu of an option exercise price the initial base amount specified in the Award shall be used.  All Stock Appreciation Rights unrelated to Stock Options shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 6.1.
(d)    Limits. Notwithstanding the foregoing, the Administrator, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right.
(e)    Payments. Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the discretion of the Administrator, in cash or in a combination of cash and shares of Common Stock as the Administrator deems advisable. The Administrator has full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Recipient to receive cash in full or partial settlement of a Stock Appreciation Right. If the Administrator decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.
6.5    Stock Payments.
The Administrator may approve Stock Payments to any Eligible Person on such terms and conditions as the Administrator may determine. Stock Payments will replace cash compensation at the Fair Market Value of the Common Stock on the date payment is due.

6.6    Dividend Equivalents and Dividends.
The Administrator may grant dividends and/or Dividend Equivalents to any Recipient who has received an Award denominated in shares of Common Stock other than Stock Options or SARs or, to the extent unearned, Performance Awards.   Dividends and Equivalents may be paid in cash, Common Stock or other Awards, in each case, in accordance with the requirements of Section 409A or an exception thereto; the amount of Dividend Equivalents paid other than in cash will be determined by the Administrator by application of such formula as the Administrator may deem appropriate to translate the cash value of dividends paid to the alternative form of payment of the Dividend Equivalent.  Dividends and Dividend Equivalents will be computed as of each dividend record date but in no event may any dividends or Dividend Equivalents vest or be paid prior to the vesting of the corresponding Award.
6.7    Stock Bonuses.
The Administrator may issue Stock Bonuses to Eligible Persons on such terms and conditions as the Administrator may determine.
6.8    Stock Sales.
The Administrator may sell to Eligible Persons shares of Common Stock on such terms and conditions as the Administrator may determine.
6.9    Phantom Stock.
The Administrator may grant Awards of Phantom Stock to Eligible Persons. Phantom Stock is a cash payment measured by the Fair Market Value of a specified number of shares of Common Stock on a specified date, or measured by the excess of such Fair Market Value over a specified minimum, which may but need not include a Dividend Equivalent.
6.10    Restricted Stock Units.
The Administrator is authorized to make Awards of Restricted Stock Units to Eligible Persons in such amounts and subject to such terms and conditions as determined by the Administrator.
(a)    Voting Rights. During the restricted period, Eligible Persons holding Restricted Stock Units shall have no voting rights with respect to the Common Stock subject to such Restricted Stock Units. Voting rights will only be available after the issuance of Common Stock pursuant to the Plan.
(b)    Payment for Restricted Stock Units. Payment for any vested Restricted Stock Units will generally be made in one lump sum payment of shares of Common Stock. As a general rule, with the exception of deferred compensation elections, the shares payable under any Restricted Stock Unit Award will be issued to the Eligible Person within 60 days following the date on which the Restricted Stock Units vest. Unless the related Award Document is structured to qualify for an exception to the requirements of Section 409A of the IRC, such payment is intended to be made at a specified time or pursuant to a fixed schedule under Treas. Reg. Section 1.409A-3(a)(4).
6.11    Other Stock-Based Benefits.
The Administrator is authorized to grant Other Stock-Based Benefits. Other Stock-Based Benefits are any arrangements granted under this Plan not otherwise described above that: (a) by their terms might involve the issuance or sale of Common Stock or other securities of the Company; or (b) involve a benefit that is measured, as a whole or in part, by the value, appreciation, dividend yield or other features attributable to a specified number of shares of Common Stock or other securities of the Company.

ARTICLE VII
NON-EMPLOYEE DIRECTOR OPTIONS

7.1    Vesting.
All grants of Non-Employee Director Options shall fully vest and become exercisable one year following the grant date if the Recipient has remained a director for the entire period from the date of grant to such vesting date. Notwithstanding the foregoing, if the Recipient has remained a director from the period of the date of grant until the next annual meeting of stockholders following the grant date, but ceases to be a director following the annual meeting of stockholders (either because the director is not re-elected or because the director chooses not to run for another term), the Stock Options that were granted to the director at the annual meeting in the prior year shall continue to vest following the date that the Recipient ceases to be a director and shall become exercisable one year following the grant date. Except as otherwise provided in this Section 7.1, all Non-Employee Director Options that have not vested and become exercisable at the time the Recipient ceases to be a director shall terminate.
7.2    Exercise.
Non-Employee Director Options will be exercisable, and the exercise price therefor shall be paid, in the same manner as provided herein for other Stock Options.
7.3    Term of Options and Effect of Termination.
Notwithstanding any other provision of the Plan, no Non-Employee Director Option granted under the Plan shall be exercisable after the expiration of ten years from the effective date of its grant. In the event that the Recipient of any Non-Employee Director Options granted under the Plan shall cease to be a director of the Company, subject to Section 5.12, all grants of Non-Employee Director Options shall be exercisable, to the extent already exercisable at the date such Recipient ceases to be a director and regardless of the reason the Recipient ceases to be a director until the expiration of the Non-Employee Director Option according to its terms and shall then terminate. In the event of the death of a Recipient while such Recipient is a director of the Company or within the period after termination of such status during which he or she is permitted to exercise a Stock Option such Stock Option may be exercised by any person or persons designated by the Recipient on a beneficiary designation form adopted by the Administrator for such purpose or, if there is no effective beneficiary designation form on file with the Company, by the executors or administrators of the Recipient’s estate or by any person or persons who shall have acquired the Stock Option directly from the Recipient by his or her will or the applicable laws of descent and distribution.
7.4    Amendment; Suspension.
The Administrator may at any time and from time to time in its discretion: (a) change the vesting periods associated with the Non-Employee Director Options; and (b) suspend and reactivate this Article VII.

ARTICLE VIII
CHANGE IN CONTROL

8.1    Provision for Awards Upon Change in Control.
Unless otherwise set forth in an Award Document or in this Section 8.1, as of the effective time and date of any Change in Control, this Plan and any then outstanding Awards (whether or not vested) will automatically terminate unless: (a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Awards, or for the substitution for such Awards of new awards covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices or other measurement criteria, in which event this Plan and such outstanding Awards will continue or be replaced, as the case may be, in the manner and under the terms so provided; or (b) the Board otherwise provides in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including, without limitation, (i) accelerating the vesting of outstanding Awards; and/or (ii) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this

Section 8.1, this Plan and the Awards terminate by reason of the occurrence of a Change in Control without provision for any of the action(s) described in clause (a) or (b) hereof, then subject to Section 5.12 and Section 6.1(e), any Recipient holding outstanding Awards will have the right, at such time prior to the consummation of the Change in Control as the Board designates, to exercise or receive the full benefit of the Recipient’s Awards to the full extent not theretofore exercised, including any installments which have not yet become vested. Notwithstanding anything to the contrary in this Section 8.1, the vesting provisions of Section 7.1 or any other provision in the Plan, all Non-Employee Director Options granted under the Plan shall automatically vest and become exercisable immediately prior to any Change in Control if the optionee is a director of the Company at that time.

ARTICLE IX
DEFINITIONS

Capitalized terms used in this Plan and not otherwise defined have the meanings set forth below:
“Administrator” means the Board as long as no Committee has been appointed and is in effect and also means the Committee to the extent that the Board has delegated authority thereto.
“Affiliated Entity” means any Parent Corporation of the Company or Subsidiary Corporation of the Company or any other entity controlling, controlled by, or under common control with the Company.
“Applicable Dividend Period” means: (a) the period between the date a Dividend Equivalent is granted and the date the related Award terminates or is converted to Common Stock; or (b) such other time as the Administrator may specify in the written instrument evidencing the grant of the Dividend Equivalent.
“Award” means any Stock Option, Performance Award, Restricted Stock, Stock Appreciation Right, Stock Payment, Stock Bonus, Stock Sale, Phantom Stock, Dividend Equivalent, Restricted Stock Unit or Other Stock-Based Benefit granted or sold to an Eligible Person under this Plan, or any similar award granted by the Company prior to the Effective Date and outstanding as of the Effective Date that is governed by this Plan.
“Award Document” means the agreement or confirming memorandum (or other instrument including, without limitation, electronic instruments) setting forth the terms and conditions of an Award. An Award Document may be in the form of an agreement to be executed by both the Recipient and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.
“Board” means the Board of Directors of the Company.
“Change in Control” means the following and shall be deemed to occur if any of the following events occurs:
(a)    Any Person becomes the beneficial owner (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or
(b)    Individuals who, as of the effective date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any person, entity or group (as defined above) having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual’s election or nomination for election by the Company’s stockholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or
(c)    Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company’s assets or a Reorganization of the Company with any other person, corporation or other entity, other than

(i) a Reorganization that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a Reorganization that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such Reorganization (or series of related transactions involving such a Reorganization), or
(ii) a Reorganization effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or
(d)    Approval by the stockholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.
A “Change in Control” will not be deemed to have occurred for purposes of the Plan until the transaction (or series of transactions) that would otherwise be considered a “Change in Control” closes. The transfer of Common Stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change in Control” for purposes of this Plan. Notwithstanding the foregoing a “Change in Control” shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the IRC unless such “Change in Control” constitutes a “change in control event” as defined in Section 409A of the IRC.
“Committee” means any committee appointed by the Board to administer this Plan pursuant to Section 4.1.
“Common Stock” means the common stock of the Company, $0.001 par value per share, as constituted on the Effective Date, and as thereafter adjusted under Section 3.4.
“Company” means Quidel Corporation, a Delaware corporation.
“Dividend Equivalent” means a right granted by the Company under Section 6.6 to a holder of an Award denominated in shares of Common Stock to receive from the Company during the Applicable Dividend Period payments equivalent to the amount of dividends payable to holders of the number of shares of Common Stock underlying such Award.
“Effective Date” means the date this Plan is approved and adopted by the Company’s stockholders at the Company’s 2018 Annual Meeting.
“Eligible Person” includes directors, including Non-Employee Directors, officers, employees, consultants and advisors of the Company or of any Affiliated Entity; provided, however, that in order to be Eligible Persons, consultants and advisors must render bona fide services to the Company or any Affiliated Entity that are not in connection with capital-raising.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Expiration Date” means the tenth (10th) anniversary of the Effective Date.
“Fair Market Value” of a share of the Company’s capital stock as of a particular date means: (a) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the NASDAQ Stock Market), the closing sale price of the stock for such date on the primary exchange upon which the stock trades, as measured by volume, as published in The Wall Street Journal, or, if no sale price was quoted for such date, then as of the next preceding date on which such a sale price was quoted; or (b) if the stock is not then listed on an exchange (including the NASDAQ Stock Market), the average of the closing bid and asked prices per share for the stock in the over-the-counter market on such date (in the case of (a) or (b), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the fair market value of the stock on the date an Award is granted); or (iii) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Administrator; provided, however, that (i) when appropriate, the Administrator in determining Fair Market Value of capital stock of the Company may take into account such other factors as it may deem appropriate under the circumstances, and (ii) if the stock is traded on the NASDAQ SmallCap Market and both sales prices and bid and asked prices are quoted or available, the Administrator may elect to determine Fair Market Value under either clause (a) or (b) above. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Stock Options and Stock Appreciation Rights must be determined in a manner consistent with Section 409A of the IRC and, to the extent applicable, Section 422 of the IRC. The Fair Market Value of rights or property other than capital stock of the Company means the fair market value thereof as determined by the Administrator on the basis of such factors as it may deem appropriate.
“Incentive Stock Option” means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC.
“IRC” means the Internal Revenue Code of 1986, as amended.
“Just Cause Dismissal” means a termination of a Recipient’s employment for any of the following reasons: (a) the Recipient violates any reasonable rule or regulation of the Board, the Company’s President or Chief Executive Officer or the Recipient’s superiors that results in damage to the Company or any Affiliated Entity or which, after written notice to do so, the Recipient fails to correct within a reasonable time not exceeding 15 days; (b) any willful misconduct or gross negligence by the Recipient in the responsibilities assigned to the Recipient; (c) any willful failure to perform the Recipient’s job as required to meet the objectives of the Company or any Affiliated Entity; (d) any wrongful conduct of a Recipient which has an adverse impact on the Company (including, causing reputational harm to the Company) or any Affiliated Entity or which constitutes a misappropriation of assets of the Company or any Affiliated Entity; (e) the Recipient’s performing services for any other person or entity that competes with the Company while the Recipient is employed by the Company without the written approval of the Chief Executive Officer of the Company; or (f) any other conduct that the Administrator reasonably determines constitutes Just Cause for Dismissal; provided, however, that if a Recipient is party to an employment agreement with the Company or any Affiliated Entity providing for just cause dismissal (or some comparable concept) of Recipient from Recipient’s employment with the Company or any Affiliated Entity, “Just Cause Dismissal” for purposes of this Plan will have the same meaning as ascribed thereto or to such comparable concept in such employment agreement.
“Non-Employee Director” means a director of the Company who qualifies as a “Non-Employee Director” under Rule 16b‑3 under the Exchange Act.
“Non-Employee Director Option” means a right to purchase stock of the Company granted under Article VII of this Plan.
“Nonqualified Stock Option” means a Stock Option that is not an Incentive Stock Option.
“Other Stock-Based Benefits” means an Award granted under Section 6.10.
“Parent Corporation” means any Parent Corporation as defined in Section 424(e) of the IRC.
“Performance Award” means an Award under Section 6.2, payable in cash, Common Stock or a combination thereof, that vests and becomes payable over a period of time upon attainment of performance goals established in connection with the grant of the Award, which may be based on, among other criteria selected by the Administrator, the Performance Criteria, or other financial performance and/or personal performance evaluations.
“Performance Criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliated Entity, either individually, alternatively or in any combination, and measured either annually (or over such shorter period) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (a) cash flow; (b) earnings and earnings per share (including earnings before interest, taxes, and amortization); (c) return on equity; (d) total Stockholder return; (e) return on capital; (f) return on assets or net assets; (g) product price or product sales; (h) market share or market penetration with respect to specific designated products and/or geographic areas; (i) revenues, income or net income; (j) operating income or net operating income; (k) operating margin; (l) return on revenue or operating revenue; and (m) research and development milestones.
“Permanent Disability” means that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three (3) consecutive months or six (6) months in any 12‑month period or such other period(s) as may be determined by the Administrator with respect to any Award; provided, however, that for purposes of determining the period during which an Incentive Stock Option may be exercised pursuant to Section 6.1(e), Permanent Disability shall mean “permanent and total disability” as defined in Section 22(e) of the IRC.
“Person” means any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding: (a) the Company and its subsidiaries; (b) any employee stock ownership or other employee benefit plan maintained by the Company; and (c) an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof.
“Phantom Stock” means an Award granted under Section 6.9.
“Plan” means this 2018 Equity Incentive Plan of the Company.
“Plan Term” means the period during which this Plan remains in effect (commencing the Effective Date and ending on the Expiration Date).
“Prior Plans” mean the 2001 Equity Incentive Plan of the Company, as amended and the 2010 Equity Incentive Plan of the Company, as amended, and the 2016 Equity Incentive Plan of the Company, as amended.
“Purchase Price” means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined by the Administrator (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).
“Recipient” means a person who has received an Award.
“Reorganization” means any merger, consolidation or other reorganization.
“Restricted Stock” means Common Stock that is the subject of an Award made under Section 6.3 and that is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met, as set forth in this Plan and in any statement evidencing the grant of such Award.
“Restricted Stock Unit” means the right granted to an Eligible Person to receive Common Stock in the future, at no monetary cost to the Eligible Person, the payment of which is subject to restrictions determined by the Administrator and to risk of forfeiture.
“Securities Act” means the Securities Act of 1933, as amended.
“Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the IRC and shall have the meaning as defined for purposes of Section 409A
“Significant Stockholder” is an individual who, at the time a Stock Option is granted to such individual under this Plan, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).
“Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treas. Reg. § 1.409A-1(i).
“Stock Appreciation Right” or “SAR” means a right granted under Section 6.4 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the SAR, to the date of exercise.
“Stock Bonus” means an issuance or delivery of unrestricted or restricted shares of Common Stock under Section 6.7 as a bonus for services rendered or for any other valid consideration under applicable law.

“Stock Payment” means a payment in shares of the Company’s Common Stock under Section 6.5 to replace all or any portion of the compensation or other payment (other than base salary) that would otherwise become payable to the Recipient in cash.
“Stock Option” means a right to purchase stock of the Company granted under Section 6.1 or Article VII of this Plan.
“Stock Sale” means a sale of Common Stock to an Eligible Person under Section 6.8.
“Subsidiary Corporation” means any Subsidiary Corporation as defined in Section 424(f) of the IRC.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following director nominees:

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Thomas D. Brown	02 Douglas C. Bryant	03 Kenneth F. Buechler	04 Mary Lake Polan	05 Jack W. Schuler
06 Charles P. Slacik	07 Matthew W. Strobeck	08 Kenneth J. Widder		

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: To transact such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof. Unless otherwise specified, this proxy will be voted FOR the election of each nominee for director listed on this proxy card in proposal 1; FOR proposals 2; 3; and 4 and in the discretion of the proxy holders on all other business that comes before the meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10-K Wrap is/are available at www.proxyvote.com.

QUIDEL CORPORATION
Annual Meeting of Stockholders to be held on May 15, 2018
This proxy is solicited by the Board of Directors

The undersigned, a Stockholder of QUIDEL CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Annual Report to Stockholders and the accompanying Proxy Statement for the Annual Meeting to be held on Tuesday, May 15, 2018, at 8:30 a.m., local time, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130 and, revoking any proxy previously given, hereby appoints Douglas C. Bryant and Randall J. Steward, and each of them individually, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all power that the undersigned would possess if personally present, to vote QUIDEL CORPORATION Common Stock held by the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

Address changes/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

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